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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Echo Global Logistics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654

April 30, 2010

To Our Stockholders:

        On behalf of the Board of Directors and management, we cordially invite you to attend the annual meeting of stockholders to be held on Wednesday, June 2, 2010, at 10:00 a.m., central time, at The Drake Hotel, 140 East Walton Place, Chicago, IL 60611.

        The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

        The purpose of the meeting is to consider and vote upon proposals to (i) elect nine directors who have been nominated for election, (ii) ratify the appointment of our independent registered accounting firm for 2010, (iii) approve the amendment and restatement of our 2008 Stock Incentive Plan and (iv) transact such other business as may properly come before the meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

        We will begin distributing this Proxy Statement, a form a proxy and the 2009 Annual Report on or about May 4, 2010. Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you owned shares of record as of April 30, 2010, you will find enclosed a proxy card or cards. You may sign, date and mail the proxy card in the envelope provided. Instructions regarding all methods of voting are contained on the proxy card.

        We look forward to seeing you at the meeting.

        Sincerely yours,

Samuel K. Skinner	Douglas R. Waggoner
Chairman of the Board	Chief Executive Officer and Director

Echo Global Logistics, Inc
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2010

April 30, 2010

The Stockholders of Echo Global Logistics, Inc.:

        Notice is hereby given that the annual meeting of stockholders of Echo Global Logistics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 2, 2010, at 10:00 a.m., central time, The Drake Hotel, 140 East Walton Place, Chicago, IL 60611, for the following purposes:

  1.
  To elect nine directors of the Company to serve until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

  3.
  To approve the amendment and restatement of our 2008 Stock Incentive Plan; and

  4.
  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

        These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice.

        The Board of Directors has fixed the close of business on April 30, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. We will begin distributing this Proxy Statement, a form a proxy and the 2009 Annual Report on or about May 4, 2010.

        All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you owned shares of record as of April 30, 2010, you will find enclosed a proxy card or cards. You may sign, date and mail the proxy card in the envelope provided. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 30, 2010 are entitled to receive notice of, to attend and to vote at the meeting. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

Dave B. Menzel Chief Financial Officer and Secretary

        Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be held on June 2, 2010.

        This Proxy Statement and the 2009 Annual Report are available at: www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

NEW VOTING RULES IN 2010—PLEASE READ:

        Your vote has never been more important. Due to the new voting rules, you now must vote your shares in order for your shares to count toward the election of directors. Your bank or broker may no longer vote your shares for you without your instruction. Therefore, stockholders are urged to submit a proxy with their voting instructions as promptly as possible, whether or not they intend to attend the Annual Meeting in person. Record holders of Echo shares as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or the Internet. Instructions for using these convenient services are set forth in the Proxy Statement.

Proxy Statement for the Annual Meeting of Stockholders of

Echo Global Logistics, Inc.

To Be Held on Wednesday, June 2, 2010

TABLE OF CONTENTS

PROXY STATEMENT	1
Information about this Proxy Statement	1
Information about Voting	1
PROPOSALS TO BE VOTED ON	3
Proposal 1: Election of Directors	3
Proposal 2: Ratification of Independent Registered Public Accounting Firm	6
Proposal 3: Amendment and Restatement of 2008 Stock Incentive Plan	7
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15
Board Leadership Structure	15
Board of Directors Role in Risk Management	15
Meetings and Committees of the Board of Directors	15
Compensation Committee Interlocks and Insider Participation	17
Communications with Directors	17
STOCK OWNERSHIP	17
Security Ownership of Certain Beneficial Owners and Management	17
Section 16(a) Beneficial Ownership Reporting Compliance	19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	20
EXECUTIVE AND DIRECTOR COMPENSATION	23
Executive Officers	23
Compensation Discussion and Analysis	24
Executive Compensation	31
Director Compensation	41
REPORT OF THE COMPENSATION COMMITTEE	44
AUDIT COMMITTEE REPORT	45
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL REGISTERED PUBLIC ACCOUNTANTS	47
OTHER INFORMATION	47
Stockholder Proposals for the 2011 Annual Meeting	47
Expenses of Solicitation	48
"Householding" of Proxy Materials	48

Echo Global Logistics, Inc
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement and enclosed proxy card are being furnished commencing on or about May 4, 2010 in connection with the solicitation by the Board of Directors of Echo Global Logistics, Inc., a Delaware corporation (the "Company," "Echo Global Logistics, Inc.," or "us"), of proxies for use in voting at the 2010 annual meeting of stockholders, to be held at The Drake Hotel, 140 East Walton Place, Chicago, IL 60611 on June 2, 2010. Any proxy given pursuant to such solicitation and received in time for the annual meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "PROPOSALS TO BE VOTED ON—Proposal 1: Election of Directors," FOR the ratification of the appointment of Ernst & Young LLP as independent certified public accountants for the Company's fiscal year ending December 31, 2009, FOR the approval of the amendment and restatement of our 2008 Stock Incentive Plan and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof (collectively, the "Proposals"). Any proxy may be revoked by providing written notice to the Secretary of the Company at any time prior to the voting thereof, by submitting a subsequent proxy or by attending the annual meeting and voting in person.

Information about this Proxy Statement

        We are sending the proxy materials because the Company's Board is seeking your permission (or proxy) to vote your shares at the annual meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 30, 2010, the record date, are entitled to vote at the meeting. As of April 30, 2010, there were 21,769,491 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. We have no other voting securities.

Information about Voting

        If your shares of common stock are held in your name, you can vote your shares on matters presented at the annual meeting or by proxy. There are three ways to vote by proxy:

  1.
  By Telephone—Stockholders can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

  2.
  By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

  3.
  By Proxy—You can vote by mail by signing, dating and mailing the accompanying proxy card. If you do not give any direction on the proxy card, the shares will be voted FOR the nominees named for director, FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company's fiscal year ending December 31, 2010 and FOR the approval of the amendment and restatement of our 2008 Stock Incentive Plan. You may revoke your proxy at any time before it is exercised by (1) providing written revocation to the Secretary of the Company, David B. Menzel, (2) providing a proxy with a later date or (3) voting in person at the annual meeting.

        Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for the Company to assert or defend claims, (c) in the case of a contested election of director(s) or (d) at your express request.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

        In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum but are not considered "present" for purposes of voting on non-routine matters. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        The Company considers Proposal 1: election of directors and Proposal 3: approval of the amendment and restatement of our 2008 Stock Incentive Plan as "non-routine" matters. A bank, broker or nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3. The Company considers Proposal 2: ratification of the appointment of Ernst & Young LLP as independent certified public accountants as "routine" matter. A bank, broker or nominee may generally vote on routine matters when they have not been provided specific voting instructions from the street holder. Therefore, no broker non-votes are expected to exist in connection with such proposal.

        For additional information on director elections, see "PROPOSALS TO BE VOTED ON—Proposal 1: Election of Directors" later in this proxy statement. As the number of director nominees is equal to the number of directors to be elected, the number of shares voted "for" a director must exceed the number of votes cast "against" that director for the director to be elected to serve a one-year term expiring at the 2011 annual meeting of stockholders. Abstentions and broker non-votes will have no effect on the election of directors. For a stockholder to nominate an individual for director at the 2011 annual meeting, the stockholder must follow the procedures outlined later in this proxy statement under the caption "OTHER INFORMATION—Stockholder Proposals for the 2011 Meeting." Stockholders may also designate a director nominee to be considered by the Board for recommendation to the stockholders at the 2011 annual meeting by following the procedures outlined later in this proxy statement under the caption "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Meetings and Committees of the Board of Directors—Nominating and Corporate Governance Committee."

        The ratification of the independent registered public accounting firm and approval of the amendment and restatement of our 2008 Stock Incentive Plan each require the favorable vote of a majority of the shares present, either by proxy or in person, and entitled to vote. Abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote, but are not voted.

        Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, bring your bank or broker statement showing your beneficial ownership of Company common stock in order to be admitted to the meeting.

 PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

  Nominees

        At the annual meeting, the stockholders will elect nine directors to serve until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the nine nominees named below.

        Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The Company believes that its Board, as a whole, should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company's operations and interests. In addition to considering a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee utilizes a variety of methods. The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complimentary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company's businesses. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company's policy is to have at least a majority of Directors qualify as an "independent director" under defined in the rules of the Nasdaq Global Market.

        The Nominating and Corporate Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company's businesses, particularly industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the nominees for election as a director and each of the Company's current directors holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. Each of our directors also has experience serving on boards of directors or trustees and committees of other companies.

        The Nominating and Corporate Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

        The names of the directors, their ages as of April 30, 2010, their recent employment or principal occupation, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and their period of service as an Echo director are set forth below:

Name	Age	Position
Samuel K. Skinner(1)(2)(3)	72	Chairman of the Board
Douglas R. Waggoner	51	Chief Executive Officer and Director
John R. Walter(1)(3)	63	Director
John F. Sandner(1)	68	Director
Peter J. Barris(2)(3)	58	Director
Anthony R. Bobulinski(2)	37	Director
Eric P. Lefkofsky(2)(3)	40	Director
Bradley A. Keywell	40	Director
Matthew Ferguson(1)	43	Director

(1)
Member of our Audit Committee.

(2)
Member of our Compensation Committee.

(3)
Member of our Nominating and Corporate Governance Committee.

        There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that eight of our nine directors, Messrs. Skinner, Walter, Sandner, Barris, Bobulinski, Lefkofsky, Keywell and Ferguson are "independent directors" as defined in the rules of the Nasdaq Global Market.

        Samuel K. Skinner first joined our Board in September 2006 and has served as our non-executive Chairman of the Board since February 2007. Since May 2004, Mr. Skinner has been of counsel at the law firm Greenberg Traurig, LLP where he is the Chair of the Chicago Governmental Affairs Practice. Mr. Skinner served as Chairman, President and Chief Executive Officer of USF Corporation from July 2000 to May 2003, and from 1993 to 1998 he served as President of Commonwealth Edison Company and its holding company Unicom Corporation. Mr. Skinner served as the Chief of Staff to President George H.W. Bush from December 1991 to August 1992, and from 1989 to 1991, he served as the Secretary of Transportation. In 1975, he was appointed by President Gerald R. Ford as the United States Attorney for the Northern District of Illinois. Mr. Skinner is currently a director of Navigant Consulting, Inc., APAC Customer Services Inc., MedAssets, Inc. and Express Scripts, Inc. Mr. Skinner holds a Bachelor of Science degree from the University of Illinois and a Juris Doctor from DePaul University College of Law.

        Douglas R. Waggoner has served as our Chief Executive Officer since December 2006 and on our Board since February 2008. Mr. Waggoner will serve as our Chief Executive Officer until January 1, 2012, unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. Mr. Waggoner was elected to the board pursuant to voting rights granted to the former holders of our Series B preferred stock under our voting agreement, which was terminated in connection with our initial public offering. Prior to joining our Company, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as the Chief Executive Officer of USF Bestway, and from January 2002 to April 2004, he served as the Senior Vice President of Strategic Marketing for USF Corporation. Mr. Waggoner served as the President and Chief Operating Officer of Daylight Transport from April 1999 to January 2002, Executive Vice President from October 1998 to April 1999, and Chief Information Officer from January 1998 to October 1998. From 1986 to 1998, Mr. Waggoner held a variety of positions in sales, operations, marketing and engineering at Yellow Transportation before eventually leaving the company as the Vice President of Customer Service. Mr. Waggoner holds a bachelor's degree in Economics from San Diego State University.

        John R. Walter has served on our Board since January 2006. Mr. Walter is the managing member of Ashlin Management Company. He is the retired President and COO of AT&T Corporation, a position he held from 1996 to 1997. He was Chairman and CEO of R.R. Donnelley & Sons Company, the largest printer in the United States, from 1989 through 1996. Mr. Walter has been a director of Manpower, Inc. since 1998, and served as Non-Executive Chairman from 1999 to 2001. He is currently the Chairman of InnerWorkings, Inc., and a director for VASCO Data Security, Infinity Bio-Energy and Manpower, Inc. Mr. Walter previously served on the board of directors of Abbott Laboratories, John Deere, Target Corporation and Jones Lang LaSalle. He is also a member of the board of trustees for the Steppenwolf Theater, NorthShore University Health System and Northwestern University. Mr. Walter holds a bachelor's degree and an honorary doctorate degree in Business Administration from Miami University, Ohio.

        John F. Sandner has served on our Board since April 2008. Mr. Sandner is the Chairman of E*Trade Futures, LLC, a position he has held since 2003. From 1985 to 2003, Mr. Sandner served as President and Chief Executive Officer of RB&H Financial Services, L.P., where he is currently a consultant. Mr. Sandner is also the retired Chairman of the Chicago Mercantile Exchange (CME), which is currently known as CME Group, Inc., of which he is a member of its Executive Committee, and served as its Special Policy Advisor from 1998 to 2005. Mr. Sandner is currently a director of CME Group, Inc., the Lyric Opera of Chicago and the Museum of Science and Industry, and a Trustee at the University of Notre Dame and Rush-Presbyterian-St. Luke's Medical Center. Mr. Sandner holds a bachelor's degree from Southern Illinois University and a Juris Doctorate from the University of Notre Dame.

        Peter J. Barris has served on our Board since July 2009. Mr. Barris was elected pursuant to voting rights granted to the former holders of our Series D preferred stock under our voting agreement, which was terminated in connection with our initial public offering. Since January 2006, Mr. Barris has served on the Board of InnerWorkings, Inc. Since 1999, Mr. Barris has been the Managing General Partner of New Enterprise Associates where he specializes in information technology investing. Mr. Barris also serves on the board of directors of Vonage Holdings Corp. and Neutral Tandem. Mr. Barris is a member of the board of trustees, Northwestern University; board of overseers, Tuck School at Dartmouth College; and board of trustees, University of Virginia College Foundation. He received a Masters in Business Administration from Dartmouth College and a Bachelor of Science in Electrical Engineering from Northwestern University.

        Anthony R. Bobulinski has served on our Board since August 2005. Mr. Bobulinski was elected pursuant to voting rights granted to the former holders of our Series D preferred stock under our voting agreement, which was terminated in connection with our initial public offering. Mr. Bobulinski has been the Director of Investments at YDS Investment Company, LLC since April 2003. Mr. Bobulinski has served on the advisory board of the Making a Difference Foundation. Mr. Bobulinski holds a bachelor's degree from Pennsylvania State University and a Masters in Science equivalent from the Naval Nuclear Power School where he was a Master Training Specialist and Certified Instructor.

        Eric P. Lefkofsky has served on our Board since February 2005. Mr. Lefkofsky was elected pursuant to voting rights granted to the former holders of our Series B preferred stock under our voting agreement, which was terminated in connection with our initial public offering. Since August 2008, Mr. Lefkofsky has served on the Board of InnerWorkings, Inc. In February 2005, Mr. Lefkofsky founded Blue Media, LLC, a private investment firm, and currently serves as its President. From May 2000 to April 2001, Mr. Lefkofsky served as Chief Operating Officer and director of HA-LO Industries Inc. Mr. Lefkofsky co-founded Starbelly.com, Inc., and served as its President from September 1999 to May 2000, at which point Starbelly was acquired by HA-LO. In July 2001, HA-LO filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. In September 2001, Mr. Lefkofsky co-founded InnerWorkings, Inc., and served as a director or manager from December

2002 until May 2005 and currently serves as a director. He is also a founder and director of several other firms, including Orange Media, LLC, a Chicago-based investment firm, Light Bank, LLC, a Chicago-based investment firm, MediaBank, LLC, a leading provider of integrated media procurement technology, and Groupon, an online collective action website. Mr. Lefkofsky also serves on the board of directors of Children's Memorial Hospital, the board of trustees of the Steppenwolf Theatre, the board of trustees of the Lefkofsky Family Foundation, the board of trustees of the Lights with Innovation Group, the board of trustees of the Art Institute of Chicago and the board of trustees of the Museum of Contemporary Art, and was a member of the Chicago 2016 Olympic Committee. Mr. Lefkofsky holds a bachelor's degree from the University of Michigan and a Juris Doctor degree from the University of Michigan Law School.

        Bradley A. Keywell has served on our Board since February 2005. Mr. Keywell was elected pursuant to voting rights granted to the former holders of our Series B preferred stock under our voting agreement, which was terminated in connection with our initial public offering. In January 2004, Mr. Keywell founded Meadow Lake Management LLC, an investment and advisory firm, and currently serves as its Managing Partner. Prior to Meadow Lake Management, he worked for Equity Group Investments, LLC. From May 2000 to March 2001, Mr. Keywell served as the President of HA-LO Industries Inc. Mr. Keywell co-founded Starbelly.com Inc., which was acquired by HA-LO in May 2000. In July 2001, HA-LO filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. In April 2006, Mr. Keywell co-founded MediaBank, LLC, a leading provider of integrated media procurement technology. Mr. Keywell serves as a director of several firms, including Groupon, Inc., an online collective action website, Light Bank, LLC, a Chicago-based investment firm, and Media Bank, LLC. Mr. Keywell serves on the board of trustees of the Zell-Lurie Entrepreneurship Institute at the University of Michigan and as a trustee of the NorthShore University HealthSystem Foundation. Mr. Keywell holds a bachelor's degree from the University of Michigan and a Juris Doctor degree from the University of Michigan Law School.

        Matthew Ferguson has served on our Board of directors since February 2010. Since June 2000, Mr. Ferguson has served as the Chief Executed Officer of CarrerBuilder.com, an online recruiting service. Mr. Ferguson is a partner in Woodington Management, LLC, a real estate management company. Mr. Ferguson serves on the board of directors of ExactTarget, Inc., an email software provider, the Indiana University Student Found and the Indiana University Varsity Club. He received a masters in Business Administration from the University of Chicago, a Juris Doctor degree from Northwestern Univeristy and a bachelor's degree from Indiana University.

  Required Vote

        Directors are elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors. The nine persons receiving the highest number of "FOR" votes at the annual meeting will be elected as directors.

  Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

 Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

        Ernst & Young LLP has served as the Company's independent registered public accounting firm since March 2006 and has been appointed by the Audit Committee to continue as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board of Directors will review the Audit Committee's future selection of an independent registered public accounting firm.

        Representatives of Ernst & Young LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

  Required Vote

        The affirmative vote of the holders of a majority of the Company's common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.

  Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

 Proposal 3: Approval of the Amendment and Restatement of our 2008 Stock Incentive Plan

        A proposal will be presented at the annual meeting to approve the amendment and restatement of the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, which we refer to as the Plan. The Plan was originally adopted by the Board of Directors effective October 1, 2009. On April 23, 2010, our Compensation Committee approved the amendment and restatement of the Plan, subject to stockholder approval. The amendment and restatement of the Plan (i) increases the maximum number of shares of common stock that may be issued under the Plan by 650,000, from 750,000 (plus any shares that are subject to grant under our 2005 Stock Option Plan) to 1,400,000 (plus any shares that are subject to grant under our 2005 Stock Option Plan) and (ii) reiterates the performance goals used in granting performance-based awards under the Plan to be approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

        Approval of the amendment and restatement of our 2008 Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.

        A summary of the material provisions of the Plan, as amended and restated, is set forth below. A copy of the Plan, as amended and restated, is set forth in Appendix A. The following general description of certain features of the Plan is qualified in its entirety by reference to the provisions of the Plan set forth in Appendix A. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the Plan.

Description of the Plan

  Purpose of the Plan

        The Plan was established by the Company to:

  •
  promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and

  •
  provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.

        The Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock awards and forms of incentive compensation to all participants in the Plan. Any option granted under the Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as a NQSO.

  Eligibility and Limits on Awards

        Any employee, consultant or director of the Company or an affiliate is eligible to receive awards under the Plan. As of December 31, 2009, the Company and its affiliates had approximately 663 employees and seven non-employee directors. The specific employees, consultants and directors who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Committee (as defined below).

        The Plan limits the maximum amount of awards that may be granted to participants. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the Plan is 1,400,000 (plus any shares that are subject to grant under our 2005 Stock Option Plan), which includes the 650,000 shares added pursuant to the amendment and restatement. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries with respect to ISOs under the Plan is 500,000 shares. The maximum number of shares and share equivalent units that may be granted to any one participant during any one calendar-year period is 500,000 shares.

  Administration

        The authority to control and manage the operation and administration of the Plan is vested in the Compensation Committee of the Board, which we refer to in this proposal as the Committee. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board in its discretion may determine that the Plan will be administered by another committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the Nasdaq Marketplace Rules and the "outside director" provisions of Section 162(m) of the Code or any successor regulations or provisions.

        The Committee has the authority and discretion to select employees, directors and consultants to participate in the Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the Plan, construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend or waive rules and regulations for the Plan's administration, amend the terms and conditions of any outstanding award to the extent they are within the discretion of the Committee as provided in the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.

        Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate some or all of its authority under the Plan to any person or persons selected by it.

  Shares Reserved for Awards

        The maximum number of shares of our common stock that may be delivered under the Plan is 1,400,000 shares (plus any shares that are subject to grant under our 2005 Stock Option Plan). The closing price of the Company's common stock on the Nasdaq Global Market on April 21, 2010 was $13.10 per share.

        To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited, canceled, or otherwise terminated, or the shares of our common stock are not delivered by reason of their being withheld by the Company in satisfaction of the applicable tax withholding obligation or in connection with the exercise of an option awarded under the Plan, such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the Plan.

        In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.

  Stock Options

        The Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee. Any option granted under the Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee.

        An option shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. In no event, however, shall an option expire later than ten years after the date of its grant. The exercise price of each option shall be established by the Committee; provided, however, that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

        The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise:

  •
  in cash;

  •
  by tendering previously acquired shares (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date) duly endorsed for transfer to the Company or shares issuable to the participant upon exercise of the option; or

  •
  by a combination of the above-mentioned payment methods.

        Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company's stockholders, the exercise price for any outstanding option may not be decreased after the date of grant.

  Stock Appreciation Rights ("SARs")

        The Plan permits the granting of SARs. The grant price of a SAR is determined by the Committee, but the grant price for a SAR intended to be exempt from Section 409A of the Code shall be equal to or greater than the fair market value of a share of our common stock on the date of grant. The term of a SAR may not exceed ten years. A SAR may be exercised upon the terms and conditions imposed by the Committee. Upon exercise of a SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess of the fair market value of a share of our common stock on the date of exercise over the grant price. Payment of a SAR may be made in cash, shares of our common stock, or a combination of cash and shares, as determined by the Committee.

        Except in certain recapitalization events, a SAR award may not be modified to specify a lower exercise price without the approval of our stockholders. The Plan does not permit grants of dividend equivalent rights with respect to SARs.

  Restricted Stock and Restricted Stock Units

        The Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives.

        Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. Selected participants may elect (or be required, as to bonuses) to defer a portion of their salary and/or bonus in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.

        Participants holding shares of restricted stock during the restriction period may exercise full voting rights with respect to those shares. In addition, during the restriction period a participant will receive regular cash dividends that are paid with respect to underlying shares of restricted stock. If the award agreement governing the restricted stock units permits it, during the restriction period a participant may receive regular cash dividend equivalents paid with respect to restricted stock units.

  Performance Shares; Performance Criteria

        The Plan permits the granting of performance shares. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of performance shares payable in cash, shares or a combination of cash and shares, as applicable.

        The performance measures used for purposes of awards (both those granted on or prior to the date of the 2010 annual meeting and those granted after the date of such meeting) designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder will be chosen by the Committee from among the following alternatives.

  •
  earnings before interest and taxes;

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  net earnings;

  •
  operating earnings or income;

  •
  earnings growth;

  •
  net income (absolute or competitive growth rates comparative);

  •
  net income applicable to shares of common stock;

  •
  cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment;

  •
  cash flow in excess of cost of capital;

  •
  earnings per share of common stock;

  •
  return on stockholders' equity (absolute or peer-group comparative);

  •
  stock price (absolute or peer-group comparative);

  •
  absolute and/or relative return on common stockholders' equity;

  •
  absolute and/or relative return on capital;

  •
  absolute and/or relative return on assets;

  •
  economic value added (income in excess of cost of capital);

  •
  customer satisfaction;

  •
  expense reduction;

  •
  ratio of operating expenses to operating revenues;

  •
  gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

  •
  revenue backlog; and

  •
  margins realized on delivered services.

        The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the performance-based exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events. Additional provisions relating to the setting of the performance goal and certifying achievement of performance against the goal and the amount earned apply to awards made to executive officers that are intended to meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

        We have generally attempted to structure the Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

  Other Stock Awards

        Subject to the terms of the Plan, other stock awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Committee determines.

  Transfers

        Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Plan are not transferable. However, subject to the conditions of the Plan and the applicable award agreement and any such additional conditions as the Committee may impose, a participant may transfer NQSOs as a gift to certain trusts maintained solely for the benefit of the participant's spouse or children or designate the trusts to which the Company may issue NQSOs.

  Change in Control

        In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of awards, eliminate any restrictions applicable to awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.

Federal Income Tax Consequences

  Nonqualified Stock Options

        Under the current tax rules, NQSOs granted under the Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

  Incentive Stock Options

        Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

  Stock Appreciation Rights (SARs)

        Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant's tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

  Restricted Stock and Restricted Stock Units

        The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment and the Company will generally have a corresponding deduction when the participant recognizes income.

  Performance Shares

        Performance shares generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.

  Section 409A

        To the extent that Section 409A of the Code is applicable, we intend to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of Code) in accordance with the terms of the Plan. The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of the award agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

  Withholding

        The Company has the right to deduct or withhold, or require the participant to remit to the Company, the amount the Company determines is necessary to satisfy federal, state and local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising under the Plan. The Company may withhold shares of our common stock to satisfy the minimum withholding tax required upon a taxable event arising under the Plan, but the participant may elect, subject to the approval of the Committee, to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the shares of our common stock otherwise distributable to the participant.

  Tax Advice

        The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

        The Plan was originally effective on October 1, 2009. The amendment and restatement of the Plan will be effective June 2, 2010, subject to stockholder approval, and, subject to the right of the Committee to amend or terminate the Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the original effective date of the Plan.

        The Committee may, at any time, amend, suspend or terminate the Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the Plan.

New Plan Benefits and Other Matters

        The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer, consultant or employee of the Company under the Plan if the amendment and restatement of the Plan is approved.

        On April 21, 2010, the Nasdaq Global Market reported a closing price of $13.10 for our common stock. The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2009.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders(1)	1,662,900	$6.84	477,500	(2)
Equity Compensation Plans Not Approved by Security Holders(3)	—	—	—
Total	1,662,900	$6.84	477,500

(1)
Includes our 2005 Stock Option Plan, which was merged with our 2008 Stock Incentive Plan.

(2)
Includes shares remaining available for future issuance under our 2008 Stock Incentive Plan.

(3)
There are no equity compensation plans in place not approved by our stockholders.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2008 STOCK INCENTIVE PLAN.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

        Our Board of Directors is led by an independent Chairman, Samuel K. Skinner. We believe that this is the most appropriate structure for the Company in light of the differences between the roles of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board provides guidance to the Chief Executive Officer. Furthermore, this structure enhances the accountability of the Chief Executive Officer to the board and strengthens the board's independence from management. We have had this leadership structure since inception.

Board of Directors Role in Risk Oversight

        Our Board of Directors, through its three committees, has an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company. The current trends toward increased regulation and litigation, as well as recent macro-economic challenges, among other things, make it extremely difficult to predict the type and magnitude of risks facing the Company. In spite of this unpredictability, the Board relies on the representations of management, the external audit of the financial information, the Company's systems of internal controls, the Company's insurance advisors, and the historically conservative practices of the Company to provide comfort on the Company's ability to manage its risks. Management's discussion of current risk factors are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Meetings and Committees of the Board of Directors

        During fiscal 2009, the Board of Directors (the "Board") held five meetings. During fiscal 2009, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees was formally established in October 2009 in connection with the Company's initial public offering and operates under a written charter adopted by the Board of Directors.

        Audit Committee.    The audit committee consists of John R. Walter, Samuel K. Skinner, John F. Sandner and Matthew Ferguson. Mr. Sandner serves as the chairman of our audit committee. The audit committee is composed of independent non-employee directors and is responsible for, among other things, reviewing and recommending to the Board internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the audit committee has the authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Mr. Skinner is our audit committee financial expert under the SEC rule implementing Section 407 of the Sarbanes-Oxley Act of 2002. During fiscal 2009, our audit committee held two meetings.

        Compensation Committee.    The compensation committee consists of Peter J. Barris, Anthony R. Bobulinski, Eric P. Lefkofsky and Samuel K. Skinner. Mr. Barris serves as the chairman of our compensation committee. The compensation committee is composed of independent non-employee directors and is responsible for, among other things, reviewing and approving compensation for our Chief Executive Officer and our other executive officers. Additionally, the compensation committee reviews and recommends to our Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of certain employee benefit plans for managerial employees. The compensation committee has the authority to administer our Stock Incentive Plan, and advise and consult with our officers regarding managerial personnel policies. The Compensation Committee did not engage a compensation consultant in 2009. See "EXECUTIVE AND DIRECTOR COMPENSATION—Compensation Discussion and Analysis" section of this proxy statement. for discussion of the Company's processes and procedures for considering and determining executive and director compensation. During fiscal 2009, our compensation committee held three meetings.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of of Samuel K. Skinner, Eric P. Lefkofsky, John R. Walter and Peter J. Barris. Mr. Skinner serves as the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee is composed of independent non-employee directors and is responsible for, among other things, assisting the Board with its responsibilities regarding:

  •
  the identification of individuals qualified to become directors;

  •
  the selection of the director nominees for the next annual meeting of stockholders; and

  •
  the selection of director candidates to fill any vacancies on the Board.

        In evaluating and determining whether to nominate a candidate for a position on the Company's Board, the Nominating and Corporate Governance Committee will consider the candidate's professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee utilizes a variety of methods. The Company does not have a formal policy with regard to the consideration of diversity in indentifying candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complimentary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company's businesses. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation. The Nominating and Corporate Governance Committee did not meet during fiscal 2009, following its formation in October 2009.

        The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate's name and qualifications for Board membership and should be addressed to David B. Menzel, Corporate Secretary, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.

        For purposes of potential nominees to be considered at the 2011 annual stockholders' meeting, the Corporate Secretary must receive this information no earlier than February 2, 2011 and no later than the close of business on April 14, 2011, in accordance with the procedures in the Company's by-laws. The notice must set forth the candidate's name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder's name, address and the number of shares beneficially owned (and the period they have been held).

        The Company has not paid a third party a fee to identify, evaluate or assist in identifying potential nominees for director.

Governance Documents

        All of the Company's current committee charters are available at www.echo.com on the "Investor" page under the link "Corporate Governance."

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Communications with Directors

        The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o David B. Menzel, Corporate Secretary" at 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.

        All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

        Directors are encouraged, but not required, to attend our annual stockholders' meeting.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2010 (except as indicated below) by:

  •
  all persons known by us to own beneficially 5% or more of our outstanding common stock;

  •
  each of our directors and director nominees;

  •
  each of the named executive officers listed in the "EXECUTIVE AND DIRECTOR COMPENSATION—Executive Compensation—Summary Compensation Table" section of this proxy statement; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each beneficial owner listed below is c/o Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.

	Shares of Common Stock Beneficially Owned(1)
Name and Address	Number of Shares	Number of Options	Total	Approximate Percent of Class(1)
5% or Greater Stockholders (not including 5% or greater stockholders who are directors or executive officers)
Entities affiliated with New Enterprise Associates c/o New Enterprise Associates 119 St. Paul Street Baltimore, MD 21202(2)	2,425,318	—	2,425,318	11.1%
Richard A. Heise, Jr.(3)	2,229,310	—	2,229,310	10.2%
Frog Ventures, LLC(4)	1,855,001	—	1,855,001	8.5%
Blue Media, LLC(5)	2,536,810	37,500	2,574,310	11.8%
Old Willow Partners, LLC(6)	2,229,310	—	2,229,310	10.2%
Directors and Named Executive Officers
Samuel K. Skinner	50,000	80,000	130,000	*
Douglas R. Waggoner(7)	37,500	355,000	392,500	1.8%
Orazio Buzza(8)	454,419	33,436	487,855	2.2%
David B. Menzel	—	54,375	54,375	*
Scott A. Frisoni	81,290	102,187	183,476	*
Vipon Sandhir	286,920	15,000	301,920	1.4%
David C. Rowe	—	33,125	33,125	*
John R. Walter	558,171	—	558,171	2.6%
John F. Sandner	—	17,500	17,500	*
Peter J. Barris	—	—	—	*
Anthony R. Bobulinski	500,195	—	500,195	2.3%
Eric P. Lefkofsky(9)	2,961,810	37,500	2,999,310	13.8%
Bradley A. Keywell(10)	1,855,001	37,500	1,892,501	8.7%
Matthew Ferguson	—	—	—	*
Directors and Executive Officers as a group (13 persons)	6,498,386	750,623	7,249,009	32.2%

*
= less than 1%.

(1)
"Beneficial ownership" means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2009 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 30, 2010, and the percentages are based upon 21,769,491 shares of our common stock outstanding as of April 30, 2010. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)
Includes 2,420,219 shares of common stock held by New Enterprise Associates 12, Limited Partnership ("NEA 12"). The shares directly held by NEA 12 are indirectly held by NEA Partners 12, Limited Partnership ("NEA Partners 12"), the sole general partner of NEA 12, NEA

12 GP, LLC ("NEA 12 LLC"), the sole general partner of NEA Partners 12, and each of the individual Managers of NEA 12 LLC. The individual Managers of NEA 12 LLC are M. James Barrett, Peter J. Barris, one of our directors, Forest Basket, Ryan D. Drant, Patrick J. Kerins, Krishna Kolluri, C. Richard Kramlich, Charles M. Linehan, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. Also includes 5,099 shares held by NEA Ventures 2006, Limited Partnership ("Ven 2006"). The shares directly held by Ven 2006 are indirectly held by Karen P. Welsh, the general partner of Ven 2006. All of the indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(3)
Includes 2,229,310 shares of capital stock held by Old Willow Partners, LLC ("Old Willow"), an entity controlled by Richard A. Heise, Jr., one of our former directors.

(4)
Frog Ventures, LLC is controlled by the Keywell Family Trust and Kimberly Keywell, the wife of Bradley A. Keywell, one of our directors.

(5)
Blue Media, LLC ("Blue Media") is an entity controlled by Eric P. Lefkofsky, one of our directors and his wife, Elizabeth Kramer Lefkofsky.

(6)
Old Willow Partners, LLC is an entity controlled by Richard A. Heise, Jr., one of our former directors.

(7)
Includes 37,500 shares of common stock originally issued to SelecTrans, LLC as partial consideration for our acquisition of SelecTrans, LLC, which was owned by Douglas R. Waggoner, our Chief Executive Officer, Allison L. Waggoner, Mr. Waggoner's wife, and Daryl P. Chol. Such shares were subsequently transferred to Mr. Waggoner and he now holds the shares directly.

(8)
Includes 454,419 shares of common stock held by Signature Assets, LLC ("Signature Assets"). Signature Assets is owned by Orazio Buzza, our Chief Operating Officer (50%), and his wife, Julie Buzza (50%). Mr. Buzza has voting and investment control with respect to the shares of common stock held by Signature Assets.

(9)
Includes 2,536,810 shares of capital stock held by Blue Media, LLC ("Blue Media"), an entity controlled by Eric P. Lefkofsky, one of our directors, and his wife, Elizabeth Kramer Lefkofsky, vested options to purchase 37,500 shares of common stock held by Blue Media and 425,000 shares of common stock held by Green Media, LLC, an entity controlled by Mr. Lefkofsky and Ms. Lefkofsky.

(10)
Includes vested options to purchase 37,500 shares of our common stock held by Holden Ventures, LLC, an entity controlled by Bradley A. Keywell. Includes 1,855,001 shares held by Frog Ventures, LLC. Frog Ventures is owned by the Keywell Family Trust and Kimberly Keywell, the wife of Mr. Keywell.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

        Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater stockholders. All of the transactions set forth below were approved by the unanimous vote of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the Securities and Exchange Commission. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation.

Relationship with our Founders

        Eric P. Lefkofsky, Richard A. Heise, Jr. and Bradley A. Keywell founded our company in January 2005. Messrs. Lefkofsky and Keywell serve as members of our Board of Directors. Mr. Heise served on our Board of Directors from our June 2006 conversion to a corporation through April 2008.

        As of April 30, 2010, Messrs. Lefkofsky, Heise and Keywell own, directly or indirectly, 13.8%, 10.2% and 8.7% of our equity interests on a fully-diluted basis, respectively.

Term Loan with EGL Mezzanine LLC

        In June 2009, we entered into a $7.5 million term loan payable to EGL Mezzanine LLC, members of which include certain of our directors and officers and affiliates of the Nazarian family. The term loan, which was amended and restated on August 26, 2009 and subsequently amended on September 8, 2009, matures on June 2, 2012 and bears interest at a rate of 13.0% per year. The proceeds from borrowings under the term loan were used for working capital purposes and to fund the acquisition of substantially all of the assets of RayTrans Distribution Services, Inc. We believe that the terms and conditions are reasonable and customary. All outstanding principal and accrued interest under the term loan, $6.9 million, was repaid in October 2009 in connection with our initial public offering.

        The members of EGL Mezzanine, and their respective direct and/or indirect ownership interests in EGL Mezzanine, as of December 31, 2009 include:

  •
  Blue Media, LLC, 67.7%, an entity controlled by Eric P. Lefkofsky, one of our directors, and his wife, Elizabeth Kramer Lefkofsky;

  •
  John R. Walter, 6.7%, one of our directors;

  •
  Samuel K. Skinner, 3.3%, one of our directors;

  •
  John F. Sandner, less than 1%, one of our directors;

  •
  Frog Ventures, LLC, 6.7%, an entity controlled by the Keywell Family Trust and Kimberly Keywell, the wife of Bradley A. Keywell, one of our directors;

  •
  Scott A. Frisoni, 3.3%, our Executive Vice President of Sales;

  •
  Signature Assets, LLC, less than 1%, an entity owned by Orazio Buzza, our Chief Operating Officer, (50%) and his wife Julie Buzza (50%); and

  •
  Affiliates of the Nazarian family, 6.7%, members of which are stockholders of ours.

Option Grant to Holden Ventures, LLC

        In August 2007, in connection with Mr. Keywell's service on our board of directors, we granted an option to purchase 100,000 shares of our common stock at an exercise price of $8.10 per share (after giving effect to the one-for-two reverse stock split) to Holden Ventures, LLC, a consulting firm owned and operated by Mr. Keywell, which vested in equal annual installments on March 15, 2008, 2009 and 2010.

Referral Agreement with Holden Ventures, LLC

        In January 2009, we entered into an Independent Contract Referral Services Agreement with Holden Ventures, LLC. Under the terms of the agreement, we will pay Holden Ventures 10% of the gross margin, or the actual payments received minus actual expenses, we receive from clients referred to us by Holden Ventures. This agreement may be terminated by either party upon 15 days written notice and prohibits Holden Ventures from competing with our business and soliciting our clients and employees for one year following the termination of the agreement. As of December 31, 2009, no payments have been made to Holden Ventures under the terms of this agreement. The referral agreement was negotiated at arm's length and we believe that the terms and conditions were reasonable and customary, and consistent with the terms of our referral agreements with unrelated parties.

Lease with The Pointe, LLC

        The Company subleases a portion of its office space to The Pointe, LLC (The Pointe), a web-based collective buying power organization whose investors include certain stockholders and directors of the Company. The sublease agreement was entered into on May 1, 2009, which was subsequently amended effective November 1, 2009. The agreement requires the Company to provide 30 days notice in advance of cancelling the sublease. For the year ended December 31, 2009, the Company received sublease rental income of $65,575. The Company had no amounts due to or from The Point as of December 31, 2009.

Relationships with InnerWorkings, Inc.

        The involvement of Messrs. Lefkofsky and Heise in the formation and development of both Echo and InnerWorkings, Inc. (NASDAQ: INWK) has contributed to various relationships between Echo and InnerWorkings. These relationships are described below.

Equity Ownership in Echo and InnerWorkings

        Certain stockholders of Echo, including certain of our directors and officers, affiliates of New Enterprise Associates and affiliates of the Nazarian family have direct and/or indirect ownership interests in InnerWorkings. These stockholders, and their respective direct and/or indirect ownership interests in InnerWorkings as of April 30, 2010, include:

  •
  Eric P. Lefkofsky, 7.9%, one of our directors;

  •
  Richard A. Heise, Jr., 14.2%, one of our former directors;

  •
  Orazio Buzza, less than 1%, our Chief Operating Officer;

  •
  Anthony R. Bobulinski, less than 1%, one of our directors;

  •
  Entities affiliated with New Enterprise Associates, 15.6%, of which Peter J. Barris, one of our directors, is a general partner; and

  •
  Affiliates of the Nazarian family, 8.8%, which include Sharyar Baradaran, a director of InnerWorkings.

        InnerWorkings is also one of our stockholders. As of April 30, 2009, InnerWorkings owned 577,778 shares of our common stock, or 2.7% of our equity interests on a fully-diluted basis.

Business with InnerWorkings

        In the ordinary course, InnerWorkings provides us with print procurement services. As consideration for these services, we were billed by InnerWorkings approximately $88,200, $140,000 and $60,555 in 2007, 2008 and 2009, respectively.

        In addition, we have provided transportation and logistics services to InnerWorkings. As consideration for these services, we have billed InnerWorkings approximately $748,636, $2,700,001, and $4,199,204 in 2007, 2008 and 2009, respectively.

Lease with InnerWorkings

        In November 2005, we entered into an agreement with InnerWorkings and Incorp, LLC pursuant to which we sub-lease a portion of InnerWorkings' office space in Chicago, and paid 20% of InnerWorkings' lease payment (and 25% of its overhead expense) relating to this space. In January 2007, we amended the agreement and agreed to pay 35% of InnerWorkings' lease payments for this space. This agreement expired in April 2007. In June 2007, we entered into a new agreement with InnerWorkings pursuant to which we currently sub-lease a portion of InnerWorkings' office space in Chicago, and pay 29% of InnerWorkings' lease payments and overhead expense relating to this space. The total expense incurred by us under the sub-lease agreements was $178,080 and $232,002 in 2007 and 2008, respectively. The lease terminated in 2009, and no expenses were incurred in 2009.

Supplier Rebate Agreement with InnerWorkings

        In June 2006, we entered into a supplier rebate program with InnerWorkings, pursuant to which we provide InnerWorkings with an annual rebate on all freight expenditures in an amount equal to 5% of revenue received from InnerWorkings. In April 2008, we amended the terms of this rebate program to provide InnerWorkings with an annual rebate on all freight expenditures in an amount equal to 3% of revenue received from InnerWorkings, plus an additional 2% of revenue for amounts paid within fifteen days. Total supplier rebates to Innerworkings were $14,970, $66,092 and $37,985 in 2007, 2008 and 2009, respectively.

 EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

        The following table sets for the certain information concerning each of our executive officers:

Name	Age	Position(s)
Douglas R. Waggoner	50	Chief Executive Officer and Director
Orazio Buzza	37	Chief Operating Officer
David B. Menzel	48	Chief Financial Officer
David C. Rowe	43	Chief Technology Officer

        Douglas R. Waggoner has served as our Chief Executive Officer since December 2006 and on our Board since February 2008. Mr. Waggoner will serve as our Chief Executive Officer until January 1, 2012, unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. Mr. Waggoner was elected to the board pursuant to voting rights granted to the former holders of our Series B preferred stock under our voting agreement, which was terminated upon the closing of the Company's initial public offering. Prior to joining our Company, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as the Chief Executive Officer of USF Bestway, and from January 2002 to April 2004, he served as the Senior Vice President of Strategic Marketing for USF Corporation. Mr. Waggoner served as the President and Chief Operating Officer of Daylight Transport from April 1999 to January 2002, Executive Vice President from October 1998 to April 1999, and Chief Information Officer from January 1998 to October 1998. From 1986 to 1998, Mr. Waggoner held a variety of positions in sales, operations, marketing and engineering at Yellow Transportation before eventually leaving the company as the Vice President of Customer Service. Mr. Waggoner holds a bachelor's degree in Economics from San Diego State University.

        Orazio Buzza has served as our Chief Operating Officer since July 2007. Mr. Buzza will serve as our Chief Operating Officer until January 1, 2012, unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. Mr. Buzza served as our President and Chief Technology Officer from May 2005 to July 2007. From October 2003 to May 2005, Mr. Buzza served as the Chief Financial Officer and Chief Operating Officer of InnerWorkings, Inc., a Nasdaq listed provider of print procurement services to corporate clients. From July 2001 to September 2003, Mr. Buzza was Vice President of Finance & Operations at Bus Bank, a charter bus service company. Mr. Buzza has a bachelor's degree in Accounting and Supply Chain Management from the University of Illinois. Mr. Buzza also received his Certified Public Accountant certification in 1994.

        David B. Menzel has served as our Chief Financial Officer since April 2008. Mr. Menzel will serve as our Chief Financial Officer until April 7, 2013, unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. From May 2005 to March 2008, Mr. Menzel was the Chief Financial and Operating Officer of G2 SwitchWorks Corp., a travel technology company. From 2003 to 2005, Mr. Menzel served as a managing director of Parson Consulting, a management consulting firm. Mr. Menzel served as the Chief Executive Officer of YesMail, Inc. from 2000 to 2003, and as the Senior Vice President and Chief Financial Officer from 1999 to 2000. Mr. Menzel was also the Chief Financial Officer of Campbell Software from 1994 to 1999, and worked in the Audit and Financial Consulting Practice of Arthur Anderson LLP from 1985 to 1994. Mr. Menzel holds a bachelor's degree in Accounting and a Masters of Accountancy from Florida State University.

        David C. Rowe has been our Chief Technology Officer since September 2007. Mr. Rowe will serve as our Chief Technology Officer until January 1, 2012, unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. From January 2005 to September 2007, Mr. Rowe was the Chief Information Officer at UGL-Equis Corporation. From October 2003 to

January 2005, Mr. Rowe was a Managing Principal with EMC. Between April 2001 and October 2003, Mr. Rowe worked as a technology consultant. From March 1997 to April 2002, Mr. Rowe was the Vice President of Information Technology at USweb Cornerstone. Mr. Rowe is a graduate of City and East London College with a degree in Computer Science.

Compensation Discussion and Analysis

Overview

        This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during 2009. This compensation discussion focuses on the information contained in the following tables and related footnotes for primarily 2009, but we also disclose compensation actions taken before or after 2009 to the extent such disclosure enhances the understanding of our executive compensation disclosure.

        Prior to the offering, our Board oversaw and administered our executive compensation program. Subsequent to the offering, the Compensation Committee will oversee and administer our executive compensation program.

        The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives generally in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of life and health insurance benefits and a qualified 401(k) savings plan and include reimbursement for certain medical insurance and other payments. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

        In General.    The objectives of our compensation programs are to:

  •
  attract, motivate and retain talented and dedicated executive officers,

  •
  provide our executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

  •
  provide employees with long-term incentives so we can retain them and provide stability during periods of rapid growth.

        Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Board generally reviewed (and going forward the Compensation Committee will review) the individual contributions of the particular executive. The annual incentive compensation awards for 2007, 2008, and 2009 were discretionary awards determined by the Board based on Company performance and for 2010 will be based upon individual objectives for our executive officers and the Company's EBITDA performance under our Annual Incentive Plan. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

        Competitive Market.    We define our competitive market for executive talent and investment capital to be the transportation and technology services industries. To date, we have not performed formal benchmarking of executive compensation nor have we engaged an outside consultant to assist us in benchmarking executive compensation, but we may choose to do so in the future.

        Compensation Process.    Prior to the Company's initial public offering, our Board approved the compensation of our named executive officers, including the terms of their employment agreements.

Our Board individually negotiated the employment agreements to retain key management and provide stability during a period of rapid growth. Going forward, for each of our named executive officers, the Compensation Committee will review and approve all elements of compensation taking into consideration recommendations from our principal

Base Salaries

        In General.    We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. A minimum base salary is provided for each named executive officer in their employment agreements. The Compensation Committee reviews base salaries annually and adjusts base salaries in accordance with its compensation philosophy. The Compensation Committee strives to set executive officer base salaries at levels competitive with those provided to executives with similar responsibilities in businesses comparable to ours. In determining base salaries of our executive officers, the Compensation Committee considers the performance of each executive, the nature of his or her responsibilities and the Company's general compensation practices. Mr. Waggoner recommended to the Compensation Committee certain increases to the base salaries of our executive officers in 2009 and 2010 based on our executive officers' increased responsibilities prior to and following our initial public offering in 2009 and based on a general comparison of our then current base salaries with other companies that had recently completed initial public offerings. The Compensation Committee recommended an increase in Mr. Waggoner's base salary in 2009 and 2010 based on the Compensation Committee's favorable assessment of Mr. Waggoner's individual performance in connection with the Company's initial public offering and based on a general comparison of Mr. Waggoner's base salary with the chief executive officers of other companies that had recently completed initial public offerings. Except as noted, the table below shows our named executive officers' base salary increases since the beginning of 2007:

Name and Principal Position	2007		2008	2009	Percent Increase	2010	Percent Increase
Douglas R. Waggoner Chief Executive Officer		$300,000	$300,000	$350,000	17%	$400,000	14%
David B. Menzel Chief Financial Officer	$	n/a	$260,000	$315,000	21%	$330,000	5%
Orazio Buzza Chief Operating Officer		$255,000	$255,000	$285,000	12%	$310,000	9%
David C. Rowe Chief Technology Officer		$225,000	$225,000	$245,000	9%	$260,000	6%
Vipon Sandhir Senior Vice President		$240,000	$240,000	$275,000	15%	$300,000	9%
Scott A. Frisoni Former Executive Vice President of Sales		n/a	n/a	$285,000	n/a	$285,000	0%

        Total Compensation Comparison.    For 2009, base salary accounted for approximately 67.9% of total compensation for our Chief Executive Officer and 68.4% on average for our other named executive officers (based on the amounts disclosed in the summary compensation table).

Annual Cash Incentives

        Determination of Awards:    We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. In determining final bonus amounts for 2007, the Compensation Committee did not follow a set formula or measure performance against pre-established targets, but rather granted discretionary bonuses, taking into account the general performance of each executive, the nature of his responsibilities, the generally positive revenue, gross profit and EBITDA performance of the Company, and the completion of the SelecTrans, Mountain Logistics and Bestway Solutions acquisitions in 2007. Based on those factors, the Company awarded Messrs. Waggoner, Buzza and Sandhir $30,000 each. Mr. Sandhir also received a $17,188 guaranteed bonus in 2007 pursuant to a prior bonus agreement. In determining 2008 bonuses, the Compensation Committee followed a similar approach to that taken in 2007. Based on Company performance in 2008, the Compensation Committee determined that no bonuses would be paid, other than a discretionary award of $10,000 to Mr. Rowe in recognition of his individual performance in increasing the efficiency of the Company's software applications. For the named executive officers in 2009, the target bonus awards were 30% of the respective officer's base salary, and the maximum bonus awards were 100% of the base salary. In 2009, the Compensation Committee awarded bonuses of $50,000 to Messrs. Buzza and Menzel. These bonuses took into account the general performance of each executive, the nature of each of their responsibilities, each executive's individual performance and leadership in the completion of our initial public offering, and their role in sustaining the Company's revenue and net income performance following the completion of the initial public offering.

        The table below shows cash bonuses paid to our named executive officers since the beginning of 2007:

Name	2007 ($)	2008 ($)	2009 ($)
Douglas R. Waggoner	30,000	—	—
David B. Menzel	n/a	—	50,000
Orazio Buzza	30,000	—	50,000
David C. Rowe	—	10,000	—
Vipon Sandhir	47,188	—	—
Scott A. Frisoni	n/a	n/a	—

        Individual Performance Goals.    There were no specific individual performance goals for the 2009 incentive awards, but the Compensation Committee could exercise discretion and take into account individual performance in determining awards as it did with respect to Messrs. Buzza and Menzel as described above.

        Discretionary Adjustments.    For 2009, the incentive awards were subject to the Compensation Committee's discretion. Under the Annual Incentive Plan, beginning in 2010, the Compensation Committee may make reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

        Total Compensation Comparison.    For 2009, the annual bonus accounted for 0% of total compensation for our Chief Executive Officer and less than 5% on average for our other named executive officers (based on the amounts disclosed in the summary compensation table).

Long-term Equity Incentives

        In General.    We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. We believe that one of the best ways to align the interests of stockholders and executives is by providing those individuals who have substantial responsibility over the management, performance and growth of the Company with an opportunity to have a meaningful ownership position in the Company. For 2007 and 2008 our long-term equity incentive program consisted of grants of stock options pursuant to the Echo Global Logistics, LLC 2005 Stock Option Plan. We have adopted a 2008 Stock Incentive Plan pursuant to which we may grant equity and other incentive awards to our executive officers and other employees beginning in 2009. We believe that management having strong economic incentives will inspire management to act in the best interest of the Company and its stockholders.

        Stock Options.    For our named executive officers, our stock option program is based on grants that are individually negotiated in connection with employment agreements and other grants to our executives. We have traditionally used stock options as our main form of equity compensation because stock options provide a relatively straightforward incentive for our executives and result in less immediate dilution of existing stockholders' interests.

        Grants of stock options or other equity awards to our named executive officers in 2007, 2008, 2009 and 2010 (to date) are summarized in the following table:

Name	2007		2008	2009	2010
Douglas R. Waggoner	5,000		—	45,000	200,000
David B. Menzel	n/a		120,000	—	100,000
Orazio Buzza	5,000	*	25,000	45,000	50,000
David C. Rowe	60,000		12,500	20,000	40,000
Vipon Sandhir	5,000		30,000	20,000	50,000
Scott A. Frisoni	n/a		n/a	45,000	—

*
Unvested shares purchased by Mr. Buzza for $8.10 per share. For more information, see "—Unvested Share Purchases" below.

        The options granted to Messrs. Waggoner, Rowe and Sandhir were granted in September 2007 with an exercise price of $8.10 per share based on an internal valuation. We believe this per share value is consistent with the valuation performed in November 2007 of $8.80 per share.

        Messrs. Waggoner and Sandhir received an annual grant of 5,000 options (and Mr. Buzza was given the opportunity to purchase 5,000 restricted shares) based on the performance of each executive, the nature of his responsibilities, general company revenue, gross profit and EBITDA performance and the completion of the SelecTrans, Mountain Logistics and Bestway Solutions acquisitions in 2007. Mr. Rowe was granted options when he joined the Company in September 2007.

        We granted options to purchase 82,500 shares at an exercise price of $11.72 per share to Mr. Menzel on April 7, 2008 in connection with his commencement of employment. The option with respect to 20,000 of these shares vested immediately and with respect to the balance of these options, 12,500 shares vest on each of the first five anniversaries of the grant date. On September 30, 2008, Mr. Buzza was granted an option to purchase 25,000 shares at an exercise price of $13.58 per share, which option vested with respect to 7,500 shares on each of March 31, 2009 and July 31, 2009 and with respect to 10,000 shares on September 30, 2009. Mr. Buzza's 25,000 options have a 4-year term. On December 30, 2008, Messrs. Menzel, Rowe and Sandhir received options to purchase 37,500, 12,500 and 30,000 shares, respectively, at an exercise price of $10.18 per share. These options vest in four equal annual installments for Messrs. Menzel and Rowe on December 30th of 2009, 2010, 2011 and

2012 and in two equal annual installments for Mr. Sandhir on August 1 of each of 2010 and 2011. Mr. Menzel's 37,500 options have a 5-year term; Mr. Rowe's 12,500 options have a 5-year term; and Mr. Sandhir's 30,000 options have a 4-year term. The same provisions that apply under Mr. Menzel's employment agreement with respect to accelerated vesting upon a sale to a third-party, certain terminations and termination prior to a Change of Control (see "—Employment Agreements—Employment Agreement with David B. Menzel.") also apply to the 37,500 options granted to Mr. Menzel on December 30, 2008.

        On June 24, 2009, Messrs. Waggoner, Buzza, Rowe, Sandhir and Frisoni received options to purchase 45,000, 45,000, 20,000, 20,000, and 45,000 shares, respectively at an exercise price of $6.94 per share. These options vest for Messrs. Waggoner, Rowe and Sandhir in three equal installments beginning annually on December 31, 2010. The options of Messrs. Buzza and Frisoni vest in equal installments on the first day of each fiscal quarter beginning October 1, 2009 through July 1, 2013. These awards were granted in light of the intrinsic value of these executive officers' then-existing long-term equity incentive awards. Specifically, the amounts and vesting schedules of these awards were based on the ratio of total equity compensation to total other compensation for each executive officer (generally, base salary and bonus) for 2009 and past years. Our target ratio for this purpose in 2009 was approximately 100% for Mr. Waggoner and 33% for the other executive officers, consistent with our goals of executive retention and alignment with stockholder interests. Mr. Menzel was not granted an award in June of 2009 because he had recently been granted two option awards in 2008 as described above. Therefore, at the time of the June, 2009 grant, the ratio of equity compensation to other compensation was appropriate for Mr. Menzel.

        On February 26, 2010, Messrs. Waggoner, Menzel, Buzza and Rowe received options to purchase 200,000, 100,000, 50,000 and 40,000 shares, respectively at an exercise price of $11.31 per share. These options vest in five equal installments beginning annually on February 26, 2011. As with the 2009 grants, these awards were granted in light of the intrinsic value of these executive officers' then-existing long-term equity incentive awards. Specifically, the amounts and vesting schedules of these awards were based the ratio of total equity compensation to total other compensation for each executive officer (generally, base salary and bonus) for 2010 and past years. Our target ratio for this purpose in 2010 is approximately 100% for Mr. Waggoner and 33% for the other executive officers, consistent with our goals of executive retention and alignment with stockholder interests.

        As described above, we believe that all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.

        We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock options generally have a 10-year term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Pre-IPO Grants

Event	Award Vesting	Exercise Term
Disability or Death	Forfeit Unvested	Earlier of: (1) Remaining Option Period or (2) Six Months from Date of Termination
Termination for Reason Other than Disability or Death	Forfeit Unvested	Earlier of: (1) Remaining Option Period or (2) 30 Days from Date of Termination (or a longer period, in the Board's discretion)

Post-IPO Grants

Event	Award Vesting	Exercise Term
Termination by Us for Reason Other than Cause, Disability or Death	Forfeit Unvested	Earlier of: (1) One Year or (2) Remaining Option Period
Disability or Death	Forfeit Unvested	Option Period
Termination for Cause	Forfeit Vested and Unvested	Expire
Other Termination	Forfeit Unvested	Earlier of: (1) Remaining Option Period or (2) 30 Days from Date of Termination
Change in Control	Accelerated*	*

*
The Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

        The vesting of certain of our named executive officers' stock options is accelerated pursuant to the terms of their employment agreements in certain termination and/or change in control events. These terms are more fully described in "—Employment Agreements" and "—Potential Payments upon Termination or Change in Control."

        Unvested Share Purchases.    From time to time, we have also offered certain executives the ability to purchase common shares that vest over a period of time and are subject to a right of repurchase by us through a stated period of the executive's continued employment. In 2007, Mr. Buzza purchased 5,000 unvested common shares at $8.10 per share, which were subject to a right of repurchase by us if Mr. Buzza did not remain employed through December 31, 2008. In addition, in 2006, Mr. Buzza purchased 225,000 unvested common shares at $0.50 per share, which were subject to a right of repurchase by us at $0.50 per share if Mr. Buzza's employment terminated for any reason other than a Change in Control as follows: if such termination occurred before December 31, 2007, all 225,000 shares would have been subject to repurchase; and if such termination occurred after December 31, 2007 but prior to December 31, 2008, 112,500 shares would have been subject to repurchase. In 2006, Mr. Sandhir also purchased 225,000 unvested common shares at $0.50 per share, which were subject to a right of repurchase by us at $0.50 per share if Mr. Sandhir's employment terminated for any reason other than a Change in Control as follows: if such termination occurred before August 1, 2007, all 225,000 shares would have been subject to repurchase; if such termination occurred after August 1, 2007 but prior to August 1, 2008, 135,000 shares would have been subject to repurchase; and if such termination occurred after August 1, 2008 but prior to August 1, 2009, 45,000 shares would have been subject to repurchase. No such termination occurred. On January 1, 2009, Mr. Buzza's final 112,500 shares of restricted stock vested. On August 1, 2009, Mr. Sandhir's final 45,000 shares of restricted stock vested.

        In addition, from time to time since our inception in January 2005 we have made grants of common shares to certain executives. Under Mr. Buzza's employment agreement dated as of March 1, 2005, he was granted 225,000 common shares, which at the time of the grant had a value of $0.002 per share. Under Mr. Sandhir's employment agreement dated as of March 1, 2005, he was granted 75,000 common shares on August 3, 2005, which at the time of the grant had a value of $0.002 per share.

        Total Compensation Comparison.    For 2009, long-term equity incentives accounted for approximately 25.6% of total compensation for our Chief Executive Officer and 18.8% on average for our other named executive officers (based on the amounts disclosed in the summary compensation table).

Executive Benefits and Perquisites

        In General.    We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We do not match employee contributions under our 401(k) plan. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For 2008, we provided the following personal benefits and perquisites to certain of our named executives officers:

Executive Benefits and Perquisites	Description
Life Insurance Premiums	Certain executives are reimbursed for their life insurance premiums.
Medical Insurance Reimbursement	We reimburse certain executives for their medical insurance premium payments.
Car Allowance	Certain executives are provided with a monthly car allowance.

        Total Compensation Comparison.    For 2009, executive benefits and perquisites accounted for approximately 6.5% of total compensation for our Chief Executive Officer and less than 3.7% on average for our other named executive officers (based on the amounts disclosed in the summary compensation table).

Change in Control and Severance Benefits

        In General.    We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in "— Employment Agreements" and "— Potential Payments upon Termination or Change in Control." We intend to periodically review the level of the benefits in these agreements. We believe our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Waggoner, one year for Mr. Menzel, and three months for Messrs. Buzza and Rowe (each at a rate equal to their then current base salary), there is no severance increase with a change in control and there are no "single trigger" benefits upon a change in control other than the vesting of certain of Messrs. Waggoner's and Menzel's option awards.

 EXECUTIVE COMPENSATION

        The following table shows information concerning 2009 compensation for each of our named executive officers. 2008 and 2007 compensation is presented for such executives who were also named executive officers in 2008 and 2007. In accordance with SEC guidance, 2007 compensation is not presented for Mr. Menzel and 2008 and 2007 compensation is not presented for Mr. Frisoni because they were not named executive officers in those years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Douglas R. Waggoner	2009	355,689	—	134,100	34,157	523,946
Chief Executive Officer	2008	300,000	—	—	46,186	346,186
	2007	223,106	30,000	17,000	37,762	277,868
David B. Menzel	2009	304,968	50,000	—	25,758	380,726
Chief Financial Officer	2008	185,972	—	437,600	16,742	640,314
Orazio Buzza	2009	289,855	50,000	132,300	21,768	493,923
Chief Operating Officer	2008	255,000	—	81,500	—	336,500
	2007	227,708	30,000	—	10,823	268,531
David C. Rowe	2009	249,294	—	59,600	9,667	318,561
Chief Technology Officer	2008	225,000	10,000	14,750	2,077	251,827
	2007	60,938	—	218,400	25,569	304,907
Vipon Sandhir(4)	2009	279,559	—	59,600	14,314	353,473
Senior Vice President	2008	240,000	—	25,800	11,459	277,259
	2007	204,205	47,188	16,700	6,828	274,921
Scott A. Frisoni(5)	2009	286,958	—	132,300	—	419,258
Executive Vice President of Sales

(1)
Mr. Menzel's base salary earned in 2008 reflects his commencement of employment on April 7, 2008. For 2007, base salary amount reflects blended rates before and after salary increases, which became effective between October 1, 2007 and November 1, 2007. Mr. Rowe's base salary earned in 2007 reflects his commencement of employment on September 17, 2007.

(2)
Value of option awards is based on the grant date fair value determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). All options were granted under the Echo Global Logistics, LLC 2005 Stock Option Plan, which was merged into the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan effective as of the date of our initial public offering. We used the Black-Scholes-Merton option valuation model to determine the grant date fair value of options granted. Please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2009 fiscal year for a description of the assumptions used in the model.

(3)
Includes, for Mr. Waggoner in 2009, medical reimbursement of $15,750 and life insurance payments of $18,407. Includes, for Mr. Menzel in 2009, medical reimbursement of $14,958 and a car allowance of $10,800. Includes, for Mr. Buzza in 2009, medical reimbursement of $11,568 and a car allowance of $10,200. Includes, for Mr. Rowe in 2009, medical reimbursement of $4,167 and a car allowance of $5,500. Includes, for Mr. Sandhir in 2009, medical reimbursement of $14,314.

(4)
Mr. Sandhir no longer serves as an executive officer of the Company, but remains employed by the Company and is included in accordance with SEC rules.

(5)
Effective April 1, 2010, Mr. Frisoni no longer served as the Company's Executive Vice President of Sales. Mr. Frisoni continued his employment with the Company as Director of Business Development.

 2009 GRANTS OF PLAN-BASED AWARDS

        The following table summarizes our awards made to our named executive officers under any plan during the fiscal year ended December 31, 2009:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Douglas R. Waggoner	6/24/2009	45,000	6.94	134,100
David B. Menzel	—	—	—	—
Orazio Buzza	6/24/2009	45,000	6.94	132,300
David C. Rowe	6/24/2009	20,000	6.94	59,600
Vipon Sandhir	6/24/2009	20,000	6.94	59,600
Scott A. Frisoni	6/24/2009	45,000	6.94	132,300

(1)
The amounts listed reflect stock options granted under the Echo Global Logistics, LLC 2005 Stock Option Plan, which was merged into the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan effective as of the date of our initial public offering. For more information on the terms of these awards, see "— Long-term Equity Incentives — Stock Options".

(2)
Grant date fair value of each equity award determined pursuant to ASC Topic 718. We used the Black-Scholes-Merton option valuation model to determine the grant date fair value of options granted. Please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2009 fiscal year for a description of the assumptions used in the model.

EMPLOYEE BENEFIT PLANS

        In March 2005, the Company adopted the 2005 Stock Option Plan providing for the issuance of stock options of Series A common shares. During the fourth quarter of 2009, the Company adopted the 2008 Stock Incentive Plan (the "Plan"). Upon adoption, the 2005 Stock Option Plan was merged into the Plan and ceased to separately exist. Outstanding awards under the 2005 Stock Option Plan are now subject to the Plan and no additional awards may be made under the 2005 Stock Option Plan on or after the effective date of the Plan. A total of 1,400,000 shares of common stock have been reserved for issuance under the Plan, which includes the 650,000 shares that will be added following stockholder approval of the amendment and restatement of the Plan pursuant to Proposal 3 above. The Plan is administered by the Compensation Committee of the Board of Directors who determine the exercise price of options, the number of options to be issued, and the vesting period. As specified in the Plan, the exercise price per share shall not be less than the fair market value on the effective date of grant. The term of an option does not exceed 10 years, and the options generally vest ratably over one to five years from the date of grant.

 OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

        The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2009:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Douglas R. Waggoner(1)	250,000	200,000	3.68	11/1/2016	—	—
	5,000	—	8.10	9/28/2017	—	—
	—	45,000	6.94	6/24/2019	—	—
David B. Menzel(2)	32,500	50,000	11.72	4/7/2018	—	—
	9,375	28,125	10.18	12/30/2013	—	—
Orazio Buzza(3)	25,000	—	13.58	9/30/2012	—	—
	2,812	42,188	6.94	6/24/2019	—	—
David C. Rowe(4)	30,000	30,000	8.10	9/17/2017	—	—
	3,125	9,375	10.18	12/30/2013	—	—
	—	20,000	6.94	6/24/2019	—	—
Vipon Sandhir(5)	5,000	—	8.10	9/28/2017	—	—
	10,000	20,000	10.18	12/30/2012	—	—
	—	20,000	6.94	6/24/2019	—	—
Scott A. Frisoni(6)	62,500	—	3.68	12/19/2016	—	—
	16,668	8,332	8.10	8/15/2017	—	—
	6,250	18,750	10.18	12/30/2012	—	—
	2,812	42,188	6.94	6/24/2019	—	—

(1)
Mr. Waggoner's options to purchase 200,000 shares of common stock at an exercise price of $3.68 per share vested with respect to 100,000 of those shares on January 1, 2010, and an additional 100,000 shares vest on January 1, 2011. Mr. Waggoner's options to purchase 45,000 shares of common stock at an exercise price of $6.94 per share vest equally in three installments on December 31, 2010, 2011 and 2012, respectively.

(2)
Mr. Menzel's options to purchase 50,000 shares of common stock at an exercise price of $11.72 per share vest with respect to 12,500 shares on April 7 of each of 2010, 2011, 2012 and 2013. Mr. Menzel's options to purchase 28,125 shares of common stock at an exercise price of $10.18 per share vest with respect to 9,375 of those shares on December 30 of each of 2010, 2011 and 2012.

(3)
Mr. Buzza's options to purchase 42,188 shares of common stock at an exercise price of $6.94 per share vest with respect to 2,812 shares on the first day of each fiscal quarter (January 1, April 1, July 1, October 1) thru July 1, 2013.

(4)
Mr. Rowe's options to purchase 30,000 shares of common stock at an exercise price of $8.10 per share vest with respect to 15,000 of those shares on September 17 of each 2010 and 2011. Mr. Rowe's options to purchase 9,375 shares of common stock at an exercise price of $10.18 per share vest with respect to 3,125 of those shares on December 30 of each 2010, 2011 and 2012. Mr. Rowe's options to purchase 20,000 shares of common stock at an exercise price of $6.94 per share vest in three equal installments on December 31 2010, 2011, and 2012.

(5)
Mr. Sandhir's options to purchase 5,000 shares of common stock at an exercise price of $8.10 per share vested with respect to all of those shares on August 1, 2009. Mr. Sandhir's options to purchase 30,000 shares of common stock at an exercise price of $10.18 per share vest with respect to 15,000 of those shares on August 1 on each of 2010 and 2011.

(6)
Mr. Frisoni's options to purchase 8,332 shares of common stock at an exercise price of $8.10 per share vested with respect to 8,332 shares on March 15, 2010. Mr. Frisoni's options to purchase 18,750 shares of common stock at an exercise price of $10.18 per share vest in three equal installments on December 30, 2010, 2011 and 2012. Mr. Frisoni's options to purchase 42,188 shares of common stock at an exercise price of $6.94 per share vest with respect to 2,812 shares on the first day of each fiscal quarter (January 1, April 1, July 1, October 1) thru July 1, 2013.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

        The following table sets forth the number of shares acquired and the value realized by the named executive officers upon the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2009:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas R. Waggoner	—	—	—	—
David B. Menzel	—	—	—	—
Orazio Buzza	—	—	112,500	794,250	(1)
David C. Rowe	—	—	—	—
Vipon Sandhir	—	—	45,000	405,000	(2)
Scott Frisoni	—	—	—	—

(1)
This figure is calculated by adding obtained by multiplying the 112,500 shares that vested on January 1, 2009 by $7.06, the fair market value of the stock on the vesting date. Mr. Buzza's shares were subject to repurchase by the Company. 112,500 of the shares that vested were subject to repurchase at $0.50 per share, which right expired on January 1, 2009.

(2)
This figure is calculated by multiplying the number of shares acquired on vesting by $9.00, which represents the fair market value of the stock on the vesting date. Mr. Sandhir's shares were subject to repurchase by the Company at $0.50 per share, which right expired on August 1, 2009.

2009 PENSION BENEFITS

        We do not sponsor any qualified or non-qualified defined benefit plans.

 2009 NONQUALIFIED DEFERRED COMPENSATION

        We do not maintain any non-qualified deferred compensation plans. The Compensation Committee, which is comprised solely of "outside directors" as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. We sponsor a tax-qualified defined contribution 401(k) plan in which our named executive officers may participate.

EMPLOYMENT AGREEMENTS

Employment Agreement with Douglas R. Waggoner

        We entered into an employment agreement with Douglas R. Waggoner, our Chief Executive Officer, on November 1, 2006, which was amended and restated as of September 24, 2009. Pursuant to his amended and restated employment agreement, Mr. Waggoner is entitled to an initial base salary of $400,000 per year. In addition to base salary, Mr. Waggoner is eligible for an annual performance bonus. Mr. Waggoner also has a right to be reimbursed for the full amount of his insurance costs under our insurance programs. Further, under the agreement we will pay up to $17,500 annually for the cost of Mr. Waggoner's life insurance policy in effect at the time he entered into the employment agreement.

        In connection with the execution of his employment agreement in 2006, Mr. Waggoner received options to purchase 450,000 shares of the Company's common stock at an exercise price of $3.68 per share. The shares acquired upon exercise of the options are subject to a right of first refusal that terminates upon the completion of an initial public offering. The options vest as follows: 50,000 shares vested on November 16, 2006 and 100,000 shares each vest (or have vested) on January 1, 2008, January 1, 2009, January 1, 2010, and January 1, 2011. In the event of a sale to any third-party of at least 50% of the total then-outstanding shares of the Company for a cash or publicly-traded stock purchase price equal to at least $16.00 or in the event the Company consummates a public offering, 50% of Mr. Waggoner's unvested options will vest; provided, however, that if either of these acceleration events occurs after the first two years of the term of the employment agreement, then 75% of Mr. Waggoner's unvested options will vest.

        Subject to the execution of a general release and waiver, if Mr. Waggoner's employment is terminated by us after December 31, 2007 for any reason other than for cause (as described in the narrative to the Potential Payments Upon Termination or Change in Control section) or by reason of Mr. Waggoner's death or disability, or if Mr. Waggoner terminates his employment for Good Reason (as defined below), Mr. Waggoner is entitled to:

  •
  salary continuation for 24 months following termination;

  •
  additional vesting of 75,000 options; and

  •
  continuation of Company-provided insurance benefits for Mr. Waggoner and his dependents until such time Mr. Waggoner has secured comparable benefits through another organization's benefits program, subject to a maximum of 24 months following termination of employment.

        In the event Mr. Waggoner is terminated (other than for cause), or terminates his employment for good reason, three months prior to the public announcement of a proposed Change of Control or within 12 months following a Change of Control, Mr. Waggoner is entitled to the benefits described above and the immediate vesting of the next full year's options as if his employment continued for a period of 12 months following termination.

        For purposes of Mr. Waggoner's employment agreement, "Change of Control" has the same meaning as set forth in our 2008 Stock Incentive Plan as described in the narrative to the Potential

Payments Upon Termination or Change in Control section. Further, "Good Reason" occurs if Mr. Waggoner terminates his employment for any of the following reasons: (i) we materially reduce Mr. Waggoner's duties or responsibilities below what is customary for his position in a business that is similar to our Company without Mr. Waggoner's consent, (ii) we require Mr. Waggoner to relocate his office more than 100 miles from his current office without his consent, (iii) we materially breach the terms of the employment agreement, or (iv) Mr. Waggoner is forced to report to anyone other than our Board. If one or more of the above conditions exist, Mr. Waggoner must provide notice to the Company within a period not to exceed 90 days of the initial existence of the condition. Upon such notice, the Company shall have 30 days during which it may remedy the condition.

        Mr. Waggoner's employment agreement terminates on January 1, 2012.

Employment Agreement with David B. Menzel

        Pursuant to his employment agreement, Mr. Menzel is entitled to an initial base salary of $260,000 (currently $330,000 per year) per year and an annual performance bonus with a target of 30% of base salary. Mr. Menzel is also entitled to an automobile allowance of $800 per month. In connection with the execution of his employment agreement, Mr. Menzel received options to purchase 82,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date as determined by our Compensation Committee. The shares acquired upon exercise of the options are subject to a right of first refusal that terminates upon the listing of the Company's stock on a national securities exchange, among other reasons. The options vest as follows: 20,000 shares vested on April 7, 2008, 12,500 shares vested on April 7, 2009, 12,500 shares vested on April 7, 2010 and an additional 12,500 shares each vest on April 7, 2011, April 7, 2012, and April 7, 2013. In the event of a sale to any third-party of at least 50% of the total then-outstanding shares of the Company for a cash or publicly-traded stock purchase price equal to or greater than the exercise price per share, 50% of Mr. Menzel's unvested options will vest; provided, however, that if an acceleration event occurs after the first two years of the term of the employment agreement, then 75% of Mr. Menzel's unvested options will vest.

        Subject to the execution of a general release and waiver, if Mr. Menzel is terminated for any reason other than for cause (as described in the narrative to the Potential Payments upon Termination or Change in Control section below) or by reason of Mr. Menzel's death or disability, or if Mr. Menzel terminates his employment for good reason, Mr. Menzel is entitled to salary continuation for 12 months following termination, additional vesting of 12,500 options, and continuation of Company-provided insurance benefits for Mr. Menzel and his dependents until the earlier of: (i) 12 months following termination or (ii) the date Mr. Menzel has secured comparable benefits through another organization's benefits program. The definition of "good reason" is substantially similar to the definition described in "— Employment Agreements — Employment Agreement with Douglas R. Waggoner." In the event Mr. Menzel is terminated (other than for cause), or terminates his employment for good reason, three months prior to the public announcement of a proposed Change of Control or within 12 months following a Change of Control, Mr. Menzel receives the same benefits as if Mr. Menzel is terminated other than for cause or by reason of Mr. Menzel's death or disability, or if Mr. Menzel terminates his employment for good reason (as described above) plus the immediate vesting of the next full year's options.

        Mr. Menzel's employment agreement terminates on April 7, 2013.

Employment Agreements with Orazio Buzza, Vipon Sandhir and David C. Rowe

        We entered into employment agreements with Orazio Buzza, the Company's then President and Chief Technology Officer (currently, the Chief Operating Officer), and Vipon Sandhir, the Company's then Executive Vice President of Sales (currently, the Senior Vice President), on March 1, 2005 and August 1, 2005, respectively. Mr. Buzza's agreement was amended and restated as of September 24, 2009. Mr. Sandhir's agreement expired on August 1, 2009. The narrative below describes the terms of Mr. Sandhir's agreement prior to such expiration. We also entered into an employment agreement with David C. Rowe on August 24, 2007, which was amended and restated as of September 24, 2009. Pursuant to their employment agreements, Messrs. Buzza, Sandhir and Rowe are entitled to a base salary and are eligible to receive an annual performance bonus.

        Upon joining the Company, Mr. Buzza was granted 225,000 shares of common stock and Mr. Sandhir was granted 75,000 shares of common stock, each with a fair value of $0.002 per share. In addition, Mr. Buzza was given the opportunity to purchase 225,000 restricted shares of common stock on March 15, 2006 and Mr. Sandhir was given the opportunity to purchase 225,000 restricted shares of common stock on April 15, 2006, each at a price of $0.50 per share and subject to certain repurchase rights.

        Subject to the execution of a general release and waiver, in the event Mr. Buzza, Mr. Sandhir or Mr. Rowe is terminated by us for any reason other than for cause (as described in the narrative to the Potential Payments Upon Termination or Change in Control section) or by reason of death or disability, or if either terminates his employment for Good Reason (as defined above for Mr. Waggoner, except (iv), with respect to Messrs. Buzza and Rowe, and as defined in his employment agreement, with respect to Mr. Sandhir), Messrs. Buzza, Sandhir and Rowe are entitled to salary continuation for three months plus accrued but unused vacation time or minus unaccrued and used vacation time.

        If, during the three months prior to the public announcement of a proposed Change of Control (as defined in our 2008 Stock Incentive Plan, with respect to Messrs. Buzza and Rowe, and as defined in our 2005 Stock Option Plan, with respect to Mr. Sandhir) or twelve months following a Change of Control, Messrs. Buzza, Sandhir or Rowe is terminated by us for any reason other than cause or employment is terminated by Messrs. Buzza, Sandhir or Rowe for Good Reason, each is entitled to salary continuation for three months plus accrued but unused vacation time or minus unaccrued and used vacation time and, with respect to Messrs. Buzza and Sandhir, the Company forfeits its repurchase right for two years following termination.

        Each of Mr. Buzza's and Mr. Rowe's employment agreement terminates on January 1, 2012.

        The Company does not have an employment agreement with Mr. Frisoni.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2009, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

        We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Name	Cash Severance	Benefit Continuation
Douglas R. Waggoner(1)	$25,000 per month for 24 months	$32,908.00
David B. Menzel(1)	$21,667 per month for 12 months	$15,726.00
Orazio Buzza	$21,250 per month for three months	—
David C. Rowe	$20,417 per month for three months	—
Vipon Sandhir(2)	—	—
Scott A. Frisoni	—	—

(1)
Pursuant to the employment agreements with Messrs. Waggoner and Menzel, in the event of a termination without cause or a termination for good reason, the Company will also provide them and their dependents with Company paid insurance benefits until such time comparable benefits are secured through another employer's benefits program, up to a maximum of 24 months for Mr. Waggoner and 12 months for Mr. Menzel. The following assumptions were made in calculating the benefit continuation amounts: an annual cost of $16,454 for Mr. Waggoner and $15,726 for Mr. Menzel.

(2)
Mr. Sandhir's employment agreement with the Company expired on August 1, 2009.

        Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2009 (or as otherwise specified), the following individuals would be entitled to accelerated vesting of their outstanding equity awards described in the table below:

Name	Value of Equity Awards: Termination Without Cause or For Good Reason ($)(1)	Value of Equity Awards: Termination Without Cause or For Good Reason In Connection With a Change in Control ($)(1)
Douglas R. Waggoner	553,500	987,250
David B. Menzel	21,750	35,656
Orazio Buzza	—	—
David C. Rowe	—	—
Vipon Sandhir	—	—
Scott A. Frisoni	—	—

(1)
Values are based on the aggregate difference between the respective exercise prices and a price of our common stock of $12.69 per share, which was the fair market value of our common stock as of December 31, 2009.

        In connection with a termination without cause or a termination for good reason, no payments are due unless the executive executes a general release and waiver of claims against us. Each named executive officer is subject to non-competition and non-solicitation restrictions for a period of twenty-four months following termination, except for Mr. Menzel, whose restriction period is twelve months following termination. Further, each named executive officer entered into a confidentiality agreement upon joining the Company.

        The following definitions apply to the termination and change in control provisions in the employment agreements.

Change in Control

        The employment agreements incorporate the Change in Control definition in the 2008 Stock Incentive Plan. Under the 2008 Stock Incentive Plan, "Change in Control" means the occurrence of any one or more of the following: (a) an effective change in control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) by any Incumbent Stockholders (as defined below); (b) any person or persons acting as a group (in each case, other than any Incumbent Stockholders) acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company's then outstanding stock (the acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company's then outstanding stock will be treated as a Change in Control); (c) individuals who constitute the Board immediately after the Effective Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that: (i) any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director and (ii) a Change in Control shall not be deemed to have occurred pursuant to this paragraph (c) if, after the Board is reconstituted, the Incumbent Stockholders beneficially own stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; (d) any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power (for purposes of this definition, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets); or (e) upon the happening of any other event(s) designated as a Change in Control for purposes of Section 409A. For purposes of this definition of Change in Control, the term "Incumbent Stockholders" shall include each and every one of the following: Polygal Row, LLC, Frog Ventures, LLC, Richard A. Heise Living Trust, Echo Global

Logistics Series C Investment Partners, LLC, Old Willow Partners, LLC, Blue Media, LLC, Green Media, LLC, Y&S Nazarian Revocable Trust, Younes Nazarian 2006 Annuity Trust — Echo Global, Soraya Nazarian 2006 Annuity Trust — Echo Global, Anthony Bobulinski, David Nazarian 2005 Annuity Trust EGL, Sam Nazarian, Baradaran Revocable Trust, Shulamit Nazarian Torbati, New Enterprise Associates 12, Limited Partnership, NEA Ventures 2006, Limited Partnership; or any of their respective Affiliates or successors. In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

Cause

        The employment agreements define "Cause" as either: (i) a material breach of any provision of the agreement, provided that in those instances in which a material breach is capable of being cured, the officer has failed to cure within a thirty (30) day period after notice from the Company; (ii) theft, dishonesty, or falsification of any employment or Company records by the officer; (iii) the reasonable determination by the Board that the officer has committed an act or acts constituting a felony or any act involving moral turpitude; or (iv) the reasonable determination by the Board that the officer has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company's reputation or business.

Good Reason

        The definitions of "Good Reason" are described in "— Employment Agreements."

COMPENSATION AND RISK

        We have reviewed our employee compensation policies and practices and have determined that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

 2009 DIRECTOR COMPENSATION

        The following table summarizes compensation that our directors earned during 2009 for services as members of our Board:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)	Total ($)
Anthony R. Bobulinski	—	—	—	—
Richard A. Heise, Jr.	—	—	—	—
Bradley A. Keywell	—	—	—	—
Eric P. Lefkofsky	—	—	—	—
Samuel K. Skinner	—	—	—	—
Louis B. Susman(3)	—	—	—	—
John R. Walter	—	—	—	—
Harry R. Weller(3)	—	—	—	—
John F. Sandner	—	492,100	—	492,100

(1)
We did not pay our non-employee directors any cash compensation for their service on our Board in 2009.

(2)
Value of option awards is based on the grant date fair value determined pursuant to ASC Topic 718. We used the Black-Scholes-Merton valuation model to determine the grant date fair value of options granted. Please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2009 fiscal year for a description of the assumptions used in the model.

(3)
Mr. Susman resigned from the Board on June 3, 2009 and Mr. Weller resigned from the Board on July 20, 2009.

        The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2009 are as follows:

Name	Vested	Unvested	Exercise Price	Expiration Date
Anthony R. Bobulinski	—	—	—	—
Richard A. Heise, Jr.	—	—	—	—
Bradley A. Keywell(1)	25,000	12,500	8.10	8/15/2017
Eric P. Lefkofsky	—	—	—	—
Samuel K. Skinner(2)	73,332	6,668	3.68	2/13/2017
Louis B. Susman(3)	—	—	—	—
John R. Walter	—	—	—	—
Harry R. Weller(3)	—	—	—	—
John F. Sandner(4)	8,750	26,250	14.06	11/16/2019

(1)
Mr. Keywell's 12,500 options (through Holden Ventures) vested March 15, 2010.

(2)
Mr. Skinner's 6,668 options vested February 13, 2010.

(3)
Mr. Susman resigned from the Board on June 3, 2009 and Mr. Weller resigned from the Board on July 20, 2009.

(4)
Mr. Sandner's options vest in equal installments of 8,750 options on April 1, 2010, January 1, 2011 and January 1, 2012, respectively.

Summary of Director Compensation

        Prior to 2010, we did not provide cash compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. For 2010, we approved a new cash compensation component for our non-employee directors who are not affiliated or associated with 10% or greater stockholders of the Company, in the form of a $30,000 annual cash retainer. We approved this new component in order to continue to attract qualified candidates for our Board, as certain directors that serve on boards of Nasdaq-listed companies in our peer group receive annual compensation for their service as directors. Our directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Under our Stock Incentive Plan, directors are eligible to receive stock option and other equity grants at the discretion of the Compensation Committee or other administrator of the plan.

        On June 15, 2006, we granted Mr. Susman an option to purchase 50,000 shares of common stock at a price per share not to exceed $2.00. This option, which has a term of ten years, vested with respect to one-half of the shares on June 30, 2006 and with respect to the remaining half on June 30, 2007. On October 1, 2006, we granted Mr. Skinner an option to purchase 60,000 shares of common stock at a price of $3.68 per share. This option vested immediately with respect to 15,000 shares, and vests or has vested on October 1, 2007, October 1, 2008 and October 1, 2009 with respect to an additional 15,000 shares on each date. On October 1, 2006, we also granted Mr. Skinner the right to purchase 50,000 shares of our common stock at a price of $5.76 per share. Mr. Skinner exercised his right to purchase these shares on December 31, 2006. On February 13, 2007, we granted Mr. Skinner an option to purchase 20,000 shares of common stock at an exercise price of $3.68 per share, with such option vesting immediately with respect to 5,000 shares and on February 13, 2008, February 13, 2009 and

February 13, 2010, with respect to an additional 5,000 shares on each date. Each of Mr. Skinner's options has a term of ten years.

        In addition, in January 2007, we entered into a consulting agreement with Holden Ventures, LLC, a consulting firm owned and operated by Bradley A. Keywell. Under the terms of the consulting agreement, we paid $78,140 and $131,431 to Holden Ventures and Mr. Keywell for services rendered and reimbursement of certain travel and entertainment expenses incurred on its behalf in 2006 and 2007, respectively, and granted Holden Ventures the right to purchase 250,000 shares of our common stock at an exercise price of $2.20 per share. Holden Ventures exercised its right to purchase these shares in February 2007. We terminated the consulting agreement as of December 31, 2007. In connection with Mr. Keywell's service on our board of directors, we also granted Holden Ventures an option to purchase 100,000 shares of our common stock at an exercise price of $8.10 per share on August 15, 2007, which vests or has vested in equal annual installments on March 15, 2008, 2009 and 2010.

        On November 6, 2009, we granted Mr. Sandner an option to purchase 35,000 shares of common stock at an exercise price of $14.06 per share. This option vested with respect to 8,750 shares upon grant, with respect to 8,750 shares on April 1, 2010, and will vest with respect to an additional 8,750 shares on each of January 1, 2011 and January 1, 2012.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

 REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors,
Samuel K. Skinner (Chairman) Peter J. Barris Anthony R. Bobulinski Eric P. Lefkofsky

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors consists of four non-employee directors, including, Samuel K. Skinner, John R. Walter, Matthew Ferguson and John F. Sandner, each of whom the Board of Directors has determined to be independent directors as defined in the rules of the Nasdaq Global Market. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. The Board approved charter is available at www.echo.com on the "Investor" page under the link "Corporate Governance." Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company's independent registered public accounting firm (the "independent auditors").

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During fiscal 2009, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent auditors. The Audit Committee's agenda is established by the Audit Committee's chairman and senior members of the Company's financial management team. The Audit Committee met in private sessions with the Company's independent auditors at certain of its meetings, and also separately with the Company's head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by the statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

        Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

        Mr. Ferguson became a member of the Board and the Audit Committee as of February 3, 2010, and therefore did not participate in any of the reviews or other procedures set forth above with respect to fiscal 2009.

Submitted by the Audit Committee of the Board of Directors,
Samuel K. Skinner (Chairman) John R. Walter John F Sandner Matthew Ferguson

 FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL
REGISTERED PUBLIC ACCOUNTING FIRM

        For the fiscal years ended December 31, 2009 and 2008, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008
Audit Fees(1)	$402,500	$493,600
Audit-Related Fees(2)	640,500	669,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,043,000	$1,162,600

(1)
Audit Fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

        All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2009 were approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2011 Annual Meeting

        If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2011 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8- Shareholder Proposals) and received by the Secretary of the Company on or before January 4, 2011. Stockholder proposals to be presented at the 2011 annual meeting of stockholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than February 2, 2011 and no later than March 4, 2011, in accordance with the procedures in the Company's by-laws.

Expenses of Solicitation

        The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

"Householding" of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides convenience for stockholders and cost savings for companies.

        A number of brokers with accountholders who are stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing addressed to: American Stock Exchange, 6201 15th Avenue, Brooklyn, New York 11219. We will promptly deliver a separate copy of our proxy statement or annual report to you upon written or oral request to: Investor Relations, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, or by telephone at 1-800-354-7993.

Appendix A

AMENDED AND RESTATED ECHO GLOBAL LOGISTICS, INC.

2008 STOCK INCENTIVE PLAN

(as amended and restated effective June 2, 2010)

AMENDED AND RESTATED ECHO GLOBAL LOGISTICS, INC.
2008 STOCK INCENTIVE PLAN

A-i

AMENDED AND RESTATED ECHO GLOBAL LOGISTICS, INC.
2008 STOCK INCENTIVE PLAN

Article 1.  Establishment, Objectives and Duration

        1.1    Establishment of the Plan.    Echo Global Logistics, Inc., a Delaware corporation, hereby establishes this Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (the "Plan") as set forth herein. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.

        The Plan became effective on October 1, 2009 and will remain in effect as provided in Section 1.3 hereof. The Plan was amended and restated effective June 2, 2010, subject to approval by the Company's stockholders at the 2010 annual meeting.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

        1.3    Duration of the Plan.    The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

        1.4    Plan Merger.    The Company's Echo Global Logistics, LLC 2005 Stock Option Plan shall be merged into this Plan as of the Effective Date. Except with respect to rights that may be protected under prior award agreements, stock or unit options awarded and equity interests authorized for awards under the Prior Plan shall be governed by, and available under, the terms of this Plan.

Article 2.  Definitions

        Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

        "Affiliate" means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.

        "Award" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.

        "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment,

consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant's:

        (a)   willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

        (b)   commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

        (c)   commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.

        An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant's Service.

        "Change in Control" means the occurrence of any one or more of the following:

        (a)   An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) by any Incumbent Stockholders (as defined below);

        (b)   Any person or persons acting as a group (in each case, other than any Incumbent Stockholders) acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company's then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company's then outstanding stock will be treated as a Change in Control;

        (c)   Individuals who constitute the Board immediately after the Effective Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that: (i) any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; and (ii) a Change in Control shall not be deemed to have occurred pursuant to this paragraph (c) if, after the Board is reconstituted, the Incumbent Stockholders beneficially own stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock;

        (d)   Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets; or

        (e)   Upon the happening of any other event(s) designated as a Change in Control for purposes of Section 409A.

        For purposes of this definition of Change in Control, the term "Incumbent Stockholders" shall include each and every one of the following: Polygal Row, LLC, Frog Ventures, LLC, Richard A. Heise Living Trust, Echo Global Logistics Series C Investment Partners, LLC, Old Willow Partners, LLC, Blue Media, LLC, Green Media, LLC, Younes and Soraya Nazarian Revocable Trust, Younes Nazarian 2006 Annuity Trust—Echo Global, Soraya Nazarian 2006 Annuity Trust- Echo Global, Anthony Bobulinski, David Nazarian 2005 Annuity Trust EGL, Sam Nazarian, Baradaran Revocable Trust, Shulamit Nazarian Torbati, New Enterprise Associates 12, Limited Partnership, NEA Ventures 2006, Limited Partnership; or any of their respective Affiliates or successors. In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are "independent directors" within the meaning of the marketplace rules of The NASDAQ Stock Market and "non-employee directors" within the meaning of Exchange Act Rule 16b-3.

        "Company" means Echo Global Logistics, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.

        "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

        "Director" means any individual who is a member of the Board of Directors.

        "Disability" shall mean:

        (a)   A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

        (b)   If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

        (c)   When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

        (d)   Such other condition as may be determined by the Committee to constitute "disability" under Section 409A.

        "Effective Date" means the date of the consummation of the Company's Initial Public Offering, subject to the approval of the Plan by the Company's stockholders.

        "Employee" means any person employed by the Company or an Affiliate in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        "Fair Market Value" of a Share on any given date shall be determined by the Committee as follows:

        (a)   If the Share is listed for trading on The NASDAQ Stock Market (NASDAQ) or one or more other national securities exchanges, the last reported sales price on the NASDAQ or such other exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such other exchange on such date, the last reported sales price on the NASDAQ or such other exchange on the first day prior thereto on which such Share was so traded;

        (b)   If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

        (c)   Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.

        "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

        "Initial Public Offering" or "IPO" means an initial public offering of the Company's Shares pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

        "Nonstatutory Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

        "Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

        "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

        "Participant" means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

        "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

        "Performance Period" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

        "Performance Share" means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant's attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

        "Personal Leave" means a leave of absence as described in Section 5.3.

        "Plan" means the Echo Global Logistics, Inc. 2008 Stock Incentive Plan, as set forth in this document, and as amended from time to time.

        "Prior Plan" means the Echo Global Logistics LLC 2005 Stock Option Plan. The Prior Plan shall be merged into this Plan as of the Effective Date and stock or unit options awarded and equity interests authorized for award under the Prior Plan shall be governed by, and available under, the terms of this Plan.

        "Restriction Period" means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

        "Restricted Stock" means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria specified in the Award Agreement.

        "Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable in cash or in Shares (as specified in the Award Agreement). The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

        "Section 409A" means Code Section 409A and any applicable regulations or interpretive authority thereunder.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

        "Service" means the provision of services to the Company or an Affiliate in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.

        "Shares" means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.

        "Stock Appreciation Right" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.

        "Stock Award" means an Award of Shares pursuant to the terms of Article 10.

        "Subsidiary" means a "subsidiary corporation" whether now or hereafter existing, as defined in Code Section 424(f).

        "Vested" means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as "Vest," "Vesting," and "Unvested" shall be interpreted accordingly.

Article 3.  Administration

        3.1    The Committee.    The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the marketplace rules of The NASDAQ Stock Market, and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.

        3.2    Authority of the Committee.    Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.

        The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, and Stock Appreciation Rights. Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its, his, or her sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

        3.4    Change in Control.    In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.

Article 4.  Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.

          (a)   Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 1,400,000. The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 500,000. Except during any private-to-public transition period during which Section 162(m) does not apply (such as that described in Treas. Reg. § 1.162-27(f)), the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 500,000 (on an aggregate basis); the foregoing limit will apply whether the Awards are paid in Shares or in cash. All limits described in this Section 4.1(a) are subject to adjustment as provided in Section 4.3.

          (b)   The Prior Plan shall be merged into and continued in the form of this Plan as of the Effective Date. Awards made and Shares awarded under the Prior Plan prior to the Effective Date, which remain outstanding on the Effective Date, plus any Shares available for grant under the Prior Plan (including Shares subject to prior awards that expire unexercised or that are forfeited, terminated or canceled and Shares that are surrendered or withheld from any award under such Prior Plan to satisfy a participant's tax withholding) shall be governed by and available under the terms of this Plan, but shall not count against the number of Shares authorized under the first sentence of Section 4.1(a) above to the extent Shares remain available for issuance under the Prior Plan. To the extent that Awards are granted under the Prior Plan in excess of the number of Shares available for issuance under the Prior Plan, such Awards will be available for issuance under this Plan and will count against the number of Shares authorized under the first sentence of Section 4.1(a) above. No additional awards will be made under the Prior Plan on or after the Effective Date.

        4.2    Lapsed Awards.    Any Shares (a) subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant; or (b) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan will thereafter be deemed to be available for Award.

        4.3    Adjustments in Authorized Shares.

          (a)   In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

          (b)   Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.  Eligibility and Participation

        5.1    Eligibility.    An Employee shall be deemed eligible for participation upon such Employee's first day of employment. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.

        5.3    Personal Leave Status.

          (a)   Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave." No Options shall be granted to a Participant during Personal Leave. A Participant's Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant's Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

          (b)   The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

Article 6.  Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

        6.2    Award Agreement.    Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Exercise Price.    The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of Incentive Stock Options shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.

        6.4    Duration of Options.    Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

        6.5    Dividend Equivalents.    The Committee may, but will not be required to, provide under an agreement for payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options prior to the date of exercise. Such dividend equivalent agreement shall be separate and apart from the Award Agreement and shall be designed to comply separately with Section 409A.

        6.6    Exercise of Options.    Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

        6.7    Payment.    The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

        The Exercise Price and any related withholding taxes will be payable to the Company in full: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law. The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).

        6.8    Special Provisions for ISOs.    Notwithstanding any other provision of this Article 6 to the contrary, the following special provisions shall apply to any Award of Incentive Stock Options:

          (a)   The Committee may award Incentive Stock Options only to Employees.

          (b)   An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (c)   If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

          (d)   No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company's stockholders approved the Plan, whichever is earlier.

          (e)   An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

          (f)    An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

        6.9    Restrictions on Share Transferability.

        The Committee may impose such restrictions on any Shares acquired through the exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

        6.10    Termination of Service.    Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

          (a)   In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

          (b)   In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

          (c)   In the event of termination of a Participant's Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

          (d)   In the event of a Participant's termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

        Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

Article 7.  Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

        The grant price for any SAR shall be determined by the Committee, but the grant price for any SAR intended to be exempt from Section 409A shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted. If the Committee determines that a SAR shall have a grant price that at any time can be less than the Fair Market Value on the date of grant, such SAR shall be subject to Section 409A and the provisions of Article 13 of the Plan.

        7.2    Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

        7.3    Award Agreement.    Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.

        7.4    Term of SAR.    The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

        7.5    Payment of SAR Amount.    Upon the exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.

        7.6    Termination of Service.    Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 8.  Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

        8.2    Deferral of Compensation into Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant's deferral under this section will be credited to the Participant in the form of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.

        If a Participant's compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.

        8.3    Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

        8.4    Other Restrictions.    Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

        The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

        8.5    Payment of Awards.    Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Stock Unit will be paid out in cash or Shares (as specified in the Award Agreement) to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.

        8.6    Voting Rights.    During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

        8.7    Dividends and Other Distributions.    During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2 1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.

        An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Distribution of such dividend equivalents shall be made at such time as permissible under Section 409A.

        8.8    Termination of Service.    Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 9.  Performance Shares

        9.1    Grant of Performance Shares.    Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.

        9.2    Value of Performance Shares.    Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.

        9.3    Earning of Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

        9.4    Award Agreement.    Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

        9.5    Form and Timing of Payment of Performance Shares.    Except as provided in Article 13, the target payment date of earned Performance Shares will be within the first two and one-half (2 1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

        9.6    Termination of Service.    Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 10.  Other Stock Awards

        Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

Article 11.  Performance Measures

        Unless and until the Committee proposes and the Company's stockholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards (both those granted on or prior to the date of the 2010 annual meeting of the Company's stockholders and those granted after such meeting) designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):

        (a)   earnings before interest and taxes (EBIT);

        (b)   earnings before interest, taxes, depreciation and amortization (EBITDA);

        (c)   net earnings;

        (d)   operating earnings or income;

        (e)   earnings growth;

        (f)    net income (absolute or competitive growth rates comparative);

        (g)   net income applicable to Shares;

        (h)   cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

        (i)    earnings per Share;

        (j)    return on stockholders' equity (absolute or peer-group comparative);

        (k)   stock price (absolute or peer-group comparative);

        (l)    absolute and/or relative return on common stockholders' equity;

        (m)  absolute and/or relative return on capital;

        (n)   absolute and/or relative return on assets;

        (o)   economic value added (income in excess of cost of capital);

        (p)   customer satisfaction;

        (q)   expense reduction;

        (r)   ratio of operating expenses to operating revenues;

        (s)   gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

        (t)    revenue backlog; and

        (u)   margins realized on delivered services.

        The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

        If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 12.  Beneficiary Designation

        Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

Article 13.  Deferrals and Code Section 409A

        13.1    Purpose.    As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.

        13.2    Initial Deferral Elections.    The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

          (a)   A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

          (b)   In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

          (c)   Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

          (d)   Where the vesting of an Award is contingent upon the Participant's continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

          (e)   A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

        13.3    Distribution Dates.    Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

          (a)   a fixed date as set forth in the Award Agreement or pursuant to a Participant's election;

          (b)   the Participant's death;

          (c)   the Participant's Disability;

          (d)   a change in control (as defined in Section 409A);

          (e)   an Unforeseeable Emergency, as defined in Section 409A and implemented by the Committee;

          (f)    a Participant's termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant's termination of Service; or

          (g)   such other events as permitted under Section 409A.

        13.4    Restrictions on Distributions.    No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clause (i), (ii) or (iii) above.

        13.5    Redeferrals.    The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

        13.6    Termination of Deferred Compensation Arrangements.    In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

          (a)   the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control (as defined in Section 409A), provided that all payments under such arrangement are distributed in full within 12 months after termination;

          (b)   the arrangement may be terminated in the Company's discretion at any time, provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of a similar type for a period of five years following the termination of the arrangement; and

          (c)   the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

Article 14.  Rights of Participants

        14.1    Employment and Service.    Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.

        14.2    Participation.    No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15.  Amendment, Modification and Termination

        15.1    Amendment, Modification and Termination.    The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3), without the approval of the Company's stockholders.

        Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price (other than pursuant to Section 4.3), without the approval of the Company's stockholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

        15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

        15.3    Awards Previously Granted.    No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

        15.4    Compliance with Code Section 162(m).    Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

Article 16.  Nontransferability of Awards.

        Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant's Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death. The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

        (a)   Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Plan.

        (b)   Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17.  Withholding

        17.1    Tax Withholding.    The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

        17.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 18.  Indemnification

        Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 19.  Successors

        All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 20.  Breach of Restrictive Covenants

        An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

          (a)   any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

          (b)   the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

Article 21.  Legal Construction

        21.1    Number.    Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and any singular term includes the plural.

        21.2    Severability.    If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

        21.3    Requirements of Law.    The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

        21.4    Securities Law Compliance.    As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        If at any time the Committee determines that exercising an Option or a SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

        21.5    Awards to Foreign Nationals and Employees Outside the United States.    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

        21.6    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

        21.7    Governing Law.    To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.

        21.8    Electronic Delivery and Evidence of Award.    The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements). In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.

        21.9    No Limitation on Rights of the Company.    The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

        21.10    Participant to Have No Rights as a Stockholder.    Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.

1 1 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000067367_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Samuel K. Skinner 02 Douglas R. Waggoner 03 John R. Walter 04 John F. Sandner 05 Peter J. Barris 06 Anthony R. Bobulinski 07 Eric P. Lefkofsky 08 Bradley A. Keywell 09 Matthew Ferguson ECHO GLOBAL LOGISTICS, INC. ATTN: PETE ROGERS 600 WEST CHICAGO AVENUE, CHICAGO, IL 60654 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2. Ratification of appointment of Ernst & Young LLP, as our independent Registered Public Accounting Firm for 2010. 3. Amendment and restatemnt of the 2008 Stock Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000067367_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . ECHO GLOBAL LOGISTICS, INC. Annual Meeting of Shareholders June 2, 2010 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Samuel K. Skinner and David B. Menzel, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Echo Global Logistics, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 2, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES "FOR" SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, "FOR" EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
  Information about this Proxy Statement
  Information about Voting
PROPOSALS TO BE VOTED ON
  Proposal 1: Election of Directors
  Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
  Proposal 3: Approval of the Amendment and Restatement of our 2008 Stock Incentive Plan
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
  Board Leadership Structure
  Board of Directors Role in Risk Oversight
  Meetings and Committees of the Board of Directors
  Compensation Committee Interlocks and Insider Participation
  Communications with Directors
STOCK OWNERSHIP
  Security Ownership of Certain Beneficial Owners and Management
  Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE AND DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2009 GRANTS OF PLAN-BASED AWARDS
EMPLOYEE BENEFIT PLANS
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
2009 OPTION EXERCISES AND STOCK VESTED TABLE
2009 PENSION BENEFITS
2009 NONQUALIFIED DEFERRED COMPENSATION
EMPLOYMENT AGREEMENTS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
COMPENSATION AND RISK
2009 DIRECTOR COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION